Exhibit 99.1

LEASE AGREEMENT

BETWEEN

CORNERS REALTY CORPORATION, INC.

(Landlord)

AND

XTEND NETWORKS, INC.

(Tenant)

Dated: DECEMBER                    , 2004

TABLE OF CONTENTS

1.	BASIC LEASE INFORMATION	1
2.	TERM AND POSSESSION	2
3.	BASE RENT; ADDITIONAL RENT	3
4.	USE	7
5.	LANDLORD’S SERVICES	8
6.	REPAIRS	11
7.	ALTERATIONS	11
8.	RULES AND REGULATIONS	12
9.	ACCESS BY LANDLORD	12
10.	ASSIGNMENT AND SUBLETTING	13
11.	CONDEMNATION	16
12.	INSURANCE AND INDEMNITY	16
13.	DAMAGE AND DESTRUCTION	19
14.	SECURITY DEPOSIT	20
15.	DEFAULTS	20
16.	REMEDIES	21
17.	SURRENDER OF PREMISES	23
18.	HOLDING OVER	23
19.	BANKRUPTCY	24
20.	SUBSTITUTION OF PREMISES	24
21.	SUBORDINATION; ESTOPPEL CERTIFICATES	24
22.	MECHANICS’ LIENS AND OTHER TAXES	25
23.	QUIET ENJOYMENT	25
24.	CERTAIN RIGHTS RESERVED TO LANDLORD	25
25.	NOTICES	26
26.	BROKERS AND AGENTS	27
27.	PARKING	27
28.	LANDLORD’S LIEN	28
29.	MISCELLANEOUS	28

i

This Lease Agreement (“Lease”) is made this 14th day of December, 2004 by and between CORNERS REALTY CORPORATION, INC., a Delaware corporation (“Landlord”), and XTEND NETWORKS, Inc., a Delaware corporation, (“Tenant”).

W I T N E S S E T H:

The parties hereto, for themselves, their legal representatives, successors and assigns, agree as follows:

1. BASIC LEASE INFORMATION. The terms used in this Lease shall have the meanings set forth in this Paragraph 1.

(a) Building. The office building located at 6625 The Corners Parkway, Norcross, GA 30092 and commonly known as “The Corners Office Park.”

(b) Land. Those certain parcels of land more particularly described on Exhibit A attached hereto and made a part hereof. The Land is part of the Park.

(c) Park. The Land and all improvements thereon, including, without limitation, the Building and the Common Areas.

(d) Premises. Suite Number 210 substantially as shown on Floor Plan(s) attached hereto as Exhibit B and made a part hereof, which the parties agree contains 5,740 rentable square feet as of the date of this Lease.

(e) Common Areas. Those certain areas and facilities of the Building and the Park which are from time to time provided by Landlord, in its discretion, for the use of tenants and their employees, clients, customers, guests, licensees and invitees or for use by the public.

(f) Permitted Uses. Executive and administrative offices reasonable and customary for Tenant’s business as a sales office and related uses there to.

(g) Commencement Date. January 1, 2005

(h) Expiration Date. December 31, 2009

(i) Term. Approximately sixty (60) Months, beginning on the Commencement Date and ending at 11:59 p.m. on the Expiration Date, unless this Lease is sooner terminated as provided herein.

(j) Tenant’s Share. 5.5%

(k) Rent. The Base Rent, the Additional Rent, as defined in Paragraph 3, and all other sums due from Tenant to Landlord hereunder.

(l) Base Rent:

Lease Period	Per Rentable Square Foot	Annually	Monthly
Months 1-7	$00.00	$00,000.00	$0,000.00
Months 8-12	$17.00	$97,580.04	$8,131.67
Months 13-24	$17.43	$100,048.20	$8,337.35
Months 25-36	$17.86	$102,516.48	$8,543.04
Months 37-48	$18.31	$105,099.48	$8,785.29
Months 49-60	$18.76	$107,682.48	$8,973.54

(m) Operating Expense Base. The Operating Expenses paid or incurred with respect to the year beginning January 1, 2005.

(n) Refundable Security Deposit. $8,131.67

(o) Tenant’s Broker(s). The Staubach Company

(p) Landlord’s Broker/Manager. Trammell Crow Services, Inc.

(q) Tenant Improvements: Tenant shall receive an allowance (the “Tenant Improvement Allowance”) of up to $57,400.00 (or $10.00 per rentable square foot) to be applied toward construction to the Premises, space plans, construction documents, installation of cable television to Building and Premises, new finishes, construction management fee, permitting and related fees. Landlord agrees to repaint and recarpet the suite prior to occupancy with Tenant’s choice of building standard materials. The cost of said repainting and recarpeting of the Premises shall be deducted from the Tenant Improvement Allowance. Any unused portion of the Tenant Improvement Allowance can be used by Tenant for moving expenses or any additional mutually approved alterations to the suite in the first six months of the Lease Term, or as a credit against Base Rent due immediately following the period of rental abatement, in Tenant’s sole discretion.

2. TERM AND POSSESSION.

(a) Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term. During the Term, Tenant shall have the right to use the Common Areas in common with others and in accordance with the Lease and the Rules and Regulations.

(b) Tenant hereby agrees to accept the Premises “as is” on the Commencement Date except as otherwise expressly set forth in this Lease. The taking of possession by Tenant shall be deemed conclusively to establish that the Building and other improvements are in good and satisfactory condition, as of that date except as otherwise expressly set forth in this Lease.

(c) In the event this Lease pertains to Premises in which building interior finish is to be constructed by Landlord (the “Leasehold Improvements”), the Commencement Date shall be the date set forth in Subparagraph 1(g); provided however that if for whatever reason Landlord cannot deliver possession of the Premises on the date set forth in Subparagraph 19g), the Commencement Date shall be the date that Landlord is able to deliver possession of the Premises. If a Leasehold Improvement Allowance is set forth in Paragraph 1 above, then Tenant shall be responsible for all hard and soft costs incurred in connection with the design and construction of the Leasehold Improvements which are in excess of the Tenant Improvement Allowance. The “Substantial Completion Date,” if relevant, shall be the date upon which the Leasehold Improvements have been substantially completed (anda Certificate of Occupancy or other documents required by the governing authority if applicable are obtained), except for punch list items, in accordance with the plans and specifications (“Plans and Specifications”) attached hereto as Exhibit C and made a part hereof and the Work Agreement (“Work Agreement”) attached hereto as Exhibit D and made a part hereof, provided however, that if Landlord shall be delayed in such substantial completion as a result of: (i) Tenant’s failure to agree to plans, specifications, and cost estimates within five (5) Business Days; (ii) Tenant’s request for materials, finishes or installations other than Landlord’s standard; (iii) Tenant’s material changes in plans and specifications; (iv) the performance or completion by a party employed by Tenant, or (v) the failure by Tenant to make payment for the cost of the Leasehold Improvements in excess of the Tenant Improvement Allowance as set forth above, the Commencement Date and the payment of Rent hereunder shall be accelerated by the number of days of such delay, and provided further that if Landlord cannot substantially complete the Premises as a result of any of events (i) through (v) above, Landlord may at its election complete so much of the Leasehold Improvements as may be practical under the circumstances and, by written notice to Tenant, establish the Commencement Date as the date of such partial completion, subject to any applicable accelerations due to delays resulting from events (i) through (v) above. Tenant shall provide Landlord with a punch list within ten (10) days of the Substantial Completion Date, and Landlord shall proceed to complete these items promptly. The taking of possession by Tenant shall be deemed conclusively to establish that the Leasehold Improvements have been completed in accordance with the plans and specifications (except for punch list items) and that the Premises are in good and satisfactory condition.

(d) Intentionally Omitted.

(e) Landlord may submit to Tenant a written agreement, substantially in the form annexed as Exhibit D, confirming the date fixed by Landlord, in accordance with the provisions of this Lease, as the Commencement Date and the Expiration Date, and Tenant shall execute such agreement and return it to Landlord within fifteen (15) calendar days thereafter. Any failure of the parties to execute such written agreement shall not affect the validity of the Commencement Date or the Expiration Date as fixed and determined by Landlord. In the event of any dispute as to the substantial completion of work required to be performed by Landlord, the certificate of Landlord’s architect or general contractor shall be conclusive.

3. BASE RENT; ADDITIONAL RENT.

(a) Tenant shall pay in advance to Corners Realty Corporation, Inc. P. O. Box 531258, Atlanta, Georgia 30353-1258, Accounts Receivable, or at such other place as Landlord shall designate in writing, promptly, without notice, demand, offset or deduction, in lawful money of the United States of America on the first day of each calendar month during the Term: (i) the Base Rent as set forth in Paragraph 1(l) in equal installments in advance of the first day of each calendar month of the Term; and (ii) the additional rent (“Additional Rent”) consisting of all other sums of money as shall become due from and be payable by Tenant under this Lease including, but not limited to, those described in Subparagraph 3(b) below (for default in the payment of which Landlord shall have the same remedies as for a default in the payment of Base Rent). If the Term commences on a day other than the first day of a month, or terminates on a day other than the last day of a month, the Base Rent for the first and last partial month shall be prorated based upon the actual number of days leased in such month.

(b) Tenant shall pay to Landlord, as Additional Rent, at the same time as the monthly installment of Base Rent is paid, an amount equal to one-twelfth (1/12th) of Landlord’s estimate (as determined by Landlord using its best business judgment) of Tenant’s Share of any projected increase in Operating Expenses for the particular calendar year in excess of the Operating Expense Base (the “Estimated Escalation Increase”). If, for any reason, Landlord has not provided Tenant with Estimated Escalation Increase Statement (“Estimated Escalation Increase Statement”) on or before the first day of any year during the Term, then, (i) until the first day of the calendar month following the month in which Tenant is given the Estimated Escalation Increase Statement, Tenant shall continue to pay to Landlord on the first day of each calendar month the sum, if any, payable by Tenant under this Paragraph for the month of December of the preceding year. Within nine (9) months after January 1 of each year during the Term, or as soon thereafter as is practicable, Landlord shall furnish Tenant with a statement of the actual Operating Expenses for the preceding year and the actual amount of Tenant’s Share of any increase in Operating Expenses in excess of the Operating Expense Base (“Revised Escalation Statement”). Thereafter, Landlord shall be entitled, if circumstances warrant, to issue revised, corrected or supplemental statements at any time and from time to time following the issuance of the initial Estimated Escalation Increase Statement. Within thirty (30) days after Landlord’s delivery of such Revised Escalation Statement, Tenant shall make a lump sum payment to Landlord in the amount, if any, by which Tenant’s Share of the increase in the Operating Expenses for the preceding calendar year in excess of the Operating Expense Base, as shown on such Revised Escalation Statement, exceeds the aggregate of the monthly installments of Tenant’s payments of the Estimated Escalation Increase paid during such preceding year. If Tenant’s Share of the actual increase in Operating Expenses, as shown on such Revised Escalation Statement, is less than the aggregate of the monthly installments of the Estimated Escalation Increase actually paid by Tenant during such preceding year, then Landlord shall apply such amount to the next accruing installments of Additional Rent due from Tenant under this Paragraph 3 until fully credited to Tenant. Landlord’s rendering or failure to render any Revised Escalation Statement with respect to any calendar year shall not prejudice Landlord’s right thereafter to render a Revised Escalation Statement. Any Revised Escalation Statement shall be conclusively binding upon Tenant unless Tenant shall send written notice to Landlord objecting to and specifying, to the extent reasonably practicable, the respects in which the Revised Escalation Statement is disputed within thirty (30) days after such Revised Escalation Statement is sent. Pending the resolution of any dispute concerning a Revised Escalation Statement, Tenant shall pay to Landlord the amounts shown on the Revised Escalation Statement when due.

(c) For the purposes of this Lease, the term “Operating Expenses” shall mean all expenses and disbursements of every kind (subject to the limitations set forth below) which Landlord incurs, pays or becomes obligated to pay in connection with the ownership, operation and maintenance of the Building and the Park, determined in accordance with generally accepted accounting principles consistently applied, including but not limited to the following: (i) wages and salaries of all employees engaged in the operation, repair, replacement, maintenance and security of the Building, including taxes, insurance, bonuses, pension and benefits relating thereto; (ii) Social Security, unemployment and other payroll taxes, the cost of providing disability and worker’s compensation coverage imposed by any requirement, union contract or otherwise of such employees; (iii) all supplies and materials whether purchased or rented, used in the operation, maintenance, repair, replacement and security of the Building; (iv) all expenditures, whether by purchase or lease, made for the Building or Park for the intended purpose of (A) making the Building or Park more energy efficient, (B) reducing Operating Expenses, (C) enhancing the health, safety or welfare of the tenants (D) improving telecommunications, or (E) complying with all applicable laws, rules ordinances and codes as may be promulgated by any governmental authority, the total cost of which is not generally includable in Operating Expenses for the operating year in which they were made shall nevertheless be included in such Operating Expenses for the operating year in which they were made and in Operating Expenses for each succeeding operating year, and such annual expense shall be determined by dividing the original capital expenditure, plus an interest factor computed at the Applicable Rate (as defined below) in effect at the time of Landlord’s having made the expenditure, by the number of years of useful life of the expenditure (the useful life being determined by Landlord in accordance with generally accepted accounting principles and practices in effect at the time of such expenditure); (v) all gas, oil, steam, electricity, water, sewer rental, HVAC and other utilities, other than the cost of utilities directly reimbursed to Landlord (i.e., through submeters or comparable devices) by the Building’s tenants; (vi) all insurance costs (including deductibles) applicable to the Park and Landlord’s personal property used in connection therewith, including but not limited to casualty, liability, workers’ compensation and rent insurance; (vii) all taxes and assessments and governmental charges whether federal, state, county or municipal, and whether they be by taxing or management districts or authorities presently taxing or by others, subsequently created or otherwise, and any other taxes and assessments attributable to the Building, equipment and facilities, Land and Common Areas of the Park (or their operation), excluding, however, federal and state taxes on income (collectively, “Taxes”), and all expenses, including fees and disbursements incurred by Landlord in contesting the validity or amount of Taxes or in obtaining a refund of Taxes shall be considered as part of the Taxes for the calendar year (and if the present method of taxation changes so that in lieu of the whole or any part of any Taxes levied on the Park or Building, there is levied on Landlord a capital tax directly on the rents received or a franchise tax, assessment, or charge based, in whole or in part, upon such rents for the Building, then all such taxes, assessments or charges or the part thereof so based, shall be deemed to be included within the term “Taxes” for the purposes hereof); (viii) the cost of security, repairs, replacements and general maintenance (including service or maintenance contracts with independent contractors) of the interior and exterior of the Building and the Park (including, but not limited to, the roof, the foundation and the exterior walls, light bulbs and glass breakage, redecorating, repainting, recarpeting and other such work of any Common Areas, heating, ventilation and air conditioning, plumbing and electrical equipment and maintenance, trash and rubbish removal, security services, concierge service, janitorial service, grounds maintenance, alarm services, window cleaning, promotional and seasonal expenses, telephones and stationery, parking areas and landscaping), whether performed by Landlord or pursuant to service or maintenance contracts with independent contractors; (ix) rent and escalations payable under any ground lease pertaining to the Land; (x) depreciation of hand tools and other movable equipment; (xi) management fees in keeping with those at comparable office buildings in the Peachtree Corners submarket of Atlanta.; (xii) sales, use and other similar taxes; (xii) legal, accounting and other professional fees and expenses; and (xiv) anything which could be classified as an Operating Expense under generally accepted accounting principles, consistently applied, but not specified or expressly set forth hereunder. The “Applicable Rate” shall mean the lesser of (a) three percentage points over the then current “Base Rate” announced by Citibank, N.A., or its successor (or such other term as may be used by Citibank, N.A. or its successor from time to time for the rate presently referred to as its “Base Rate”), and (b) the maximum rate permitted by law. If occupancy during the Operating Expense Base set forth in Subparagraph 1(m) or any subsequent Operating Expense year (“Subsequent Term”) is less than ninety-five percent (95%), then Operating Expenses for that Base or Subsequent Term shall be “grossed up’ to the amount of Operating Expenses that, using reasonable projections, would normally be expected to be incurred during the Base or Subsequent Year, as determined under generally accepted accounting principles.

(d) There shall be specifically excluded from the definition of the term Operating Expenses the following expenses: (1) repairs or replacements incurred by reason of fire or other casualty or condemnation to the extent Landlord is compensated by the proceeds of insurance or by Tenant or other third parties; (2) capital improvements made to the Building, other than improvements described in Subparagraph 3(c)(iv) above and except for items which, though capital for accounting purposes, are properly considered maintenance and repair items, such as painting of Common Areas, replacement of carpet in lobbies, parking lot paving, light poles and fixtures, and the like; (3) costs incurred in performing work or furnishing services or utilities for any tenant, whether at such tenant’s or Landlord’s expense, to the extent that such work or service is in excess of any work or service or utilities that Landlord is obligated to furnish to Tenant at Landlord’s expense; (4) refinancing costs, mortgage interest and amortization payments; (5) leasing commissions, rental concessions and lease buy-outs; (6) any expense for which Landlord is entitled to be reimbursed by any tenant as an additional charge in excess of Base Rent and Additional Rent; (7) amortization and depreciation, except as otherwise specifically provided in Subparagraph 3(c)(iv) above and in this Subparagraph; (8) overhead and profit increments paid to affiliates of Landlord for services to the extent that such costs exceed the costs of such services were they not rendered by an affiliate; (9) professional fees not allocated to the operation or management of the Land or Building and professional fees allocable to disputes with, or preparation of leases for, tenants and prospective tenants; (10) advertising and promotional expenses with respect to the Property; and (11) Landlord’s income, franchise, estate or inheritance taxes.

(e) Only Landlord shall be eligible to institute any proceedings to reduce Taxes. If a refund of Taxes is actually received by Landlord or credited to Landlord, Landlord shall send Tenant a Revised Escalation Statement adjusting the Taxes for such calendar year, taking into account Landlord’s expenses and setting forth Tenant’s Share of such refund, and Tenant shall be entitled to receive such amount by way of a credit against the Additional Rent; provided, however, that Tenant’s Share of such refund shall be limited to the amount of Tenant’s Share of the tax payment previously paid to Landlord and attributable to the tax year to which the refund applies.

(f) Simultaneously with the execution of this Lease, Tenant shall pay to Landlord the first installment of the Base Rent. Such sum shall be applied by Landlord to the first installment of Base Rent. In the event Tenant fails to take possession of the Premises in accordance with all of the terms hereof, the first installment of the Base Rent shall be retained by Landlord for application in reduction, but not in satisfaction, of damages suffered by Landlord as a result of such breach by Tenant.

(g) In the event Tenant shall fail to pay by the fifth (5th) day of the month when due any Rent or any other charges, fees, costs or expenses which Tenant is obligated or liable to pay to, refund to or reimburse Landlord, Tenant shall be obligated to pay interest at the rate of one and one-half percent (1½%) per month (or any portion of a month) during which such Rent or other obligation remains outstanding together with a late charge, which shall constitute liquidated damages, equal to five percent (5%) of the then outstanding Rent or other obligation. Such interest and late charges shall be deemed Additional Rent and shall become immediately due and payable along with the Base Rent and Additional Rent.

(h) Within one hundred eighty (180) days (the “Audit Election Period”) after Landlord furnishes Tenant a statement of Operating Expenses for the prior calendar year, Tenant may, at its expense during Landlord’s normal business hours, elect to audit Landlord’s Operating Costs, Taxes and Insurance for such calendar year only, subject to the following conditions: (1) there is no uncured Event of Default under this Lease; (2) the audit shall be prepared by an independent certified public accounting firm of recognized national or regional standing, or otherwise approved by Landlord; (3) in no event shall any audit be performed by a firm retained on a “contingency fee” basis; (4) the audit shall commence within thirty (30) days after Landlord makes Landlord’s books and records available to Tenant’s auditor and shall conclude within sixty (60) days after commencement; (5) the audit shall be conducted where Landlord maintains its books and records and shall not unreasonably interfere with the conduct of Landlord’s business; and (6) Tenant and its accounting firm shall treat any audit in a confidential manner and shall each execute Landlord’s confidentiality agreement for Landlord’s benefit prior to commencing the audit. Tenant shall deliver a copy of such audit to Landlord within five (5) business days of receipt by Tenant. This paragraph shall not be construed to limit, suspend, or abate Tenant’s obligation to pay Rent when due, including estimated Operating Costs, Taxes and Insurance. After verification, Landlord shall credit any overpayment determined by the audit report against the next Rent due and owing by Tenant or, if no further Rent is due, refund such overpayment directly to Tenant within thirty (30) days of determination. Likewise, Tenant shall pay Landlord any underpayment determined by the audit report within thirty (30) days of determination. The foregoing obligations shall survive the expiration or early termination of the Lease. If Tenant does not give written notice of its election to audit during the Audit Election Period, Landlord’s Operating Costs, Taxes and Insurance for the applicable calendar year shall be deemed approved for all purposes, and Tenant shall have no further right to review or contest the same. If any audit discloses an overpayment by Tenant of ten percent (10%) or more, then Landlord shall reimburse Tenant for the actual cost of conducting the audit.

The obligations contained in this Paragraph 3 shall survive the Expiration Date or earlier termination of this Lease.

4. USE.

(a) Tenant shall occupy, operate and use the Premises only for the Permitted Uses during Business Hours (as hereinafter defined) of the Building. Tenant shall comply with all governmental laws, ordinances and regulations (including, but not limited to, the Americans with Disabilities Act of 1990), now or hereinafter enacted (“Laws”) applicable to the Premises, Tenant’s occupancy, use or manner of use of the Premises and shall promptly comply with all governmental orders and directives at Tenant’s sole expense. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise or vibrations to emanate from the Premises or take any other action which would constitute a nuisance or would disturb or endanger any other tenants of the Building or unreasonably interfere with their use of their respective premises or the Common Areas. Tenant shall not receive, store or otherwise handle any product, material or merchandise which is explosive or highly flammable.

(b) Tenant shall not use, handle, store, discharge or fabricate any Hazardous Substances (as hereinafter defined) in the Premises. The term “Hazardous Substances,” as used in this Lease shall mean pollutants, contaminants, toxic or hazardous wastes or pollutants or contaminants, or any other substances, the removal of which is required or the use of which is restricted, prohibited or penalized by any “Environmental Law,” which term shall mean any federal, state or local law, ordinance, statute, rule, regulation or directive promulgated by any governmental authority relating to pollution or protection of the environment. Tenant hereby agrees that: (i) no activity will be conducted on the Premises that will produce any Hazardous Substance; (ii) the Premises will not be used in any manner for the storage of any Hazardous Substances except for the temporary storage of such materials as are customarily used in general business offices in office buildings of this type (the “Permitted Materials”) provided such Permitted Materials are properly stored in a manner and location meeting all Environmental Laws and approved in advance in writing by Landlord; (iii) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, and if so brought or found located thereon, the same shall be immediately removed, with proper disposal, and all required cleanup procedures shall be diligently undertaken pursuant to all Environmental Laws. Furthermore, Tenant shall not use any part of the Premises or the Park without the written consent of Landlord and lender, for any dry cleaning activities involving chlorinated solvents or use chlorinated solvents in the operation of its business, except for products typically used in offices or restaurants, in which case, all of the removal, disposal and indemnification provisions of this Lease shall apply. If, at any time during or after the Term, the Premises are found to be so contaminated or subject to said conditions, Tenant agrees to indemnify and hold Landlord, its trustees, partners, affiliates, shareholders, officers, directors, employees, agents, contractors and the Manager (“Indemnitees”), harmless from all claims, demands, actions, liabilities, costs, expenses, damages and obligations of any nature arising from or as a result of the presence or the use of Hazardous Substances in the Premises by Tenant.

(c) Tenant will not permit the Premises to be used for any purpose or in any manner (including without limitation any method of storage) which would render the insurance thereon void or the insurance risk more hazardous or cause the Insurance Commissioner or other insurance authority to disallow any sprinkler credits. If any increase in the fire and extended coverage insurance premiums paid by Landlord or other tenants for the Building is caused by Tenant’s use and occupancy of the Premises, or if Tenant vacates the Premises and causes an increase in such premiums, then Tenant shall pay the amount of such increase to Landlord as Additional Rent.

(d) If Tenant shall receive notice of any violation of, or defaults under, any Laws or Environmental Laws, liens or other encumbrances applicable to the Premises, Tenant shall give prompt notice thereof to Landlord.

(e) Tenant agrees that the floor load resulting from Tenant’s furniture, inventory and equipment pertaining to Tenant’s use of the Premises shall not exceed allowable design floor loading for the Building. Tenant shall hold harmless Landlord from any loss, liability and expenses, both real and alleged, arising out of or caused by Tenant’s negligence or failure to comply with this Subparagraph (e).

(f) The Premises shall not be used for any purpose that would, in Landlord’s reasonable judgment, tend to lower the character of the Building, create unreasonable or excessive elevator or floor loads, violate the certificate of occupancy of the Building, impair or interfere with any of the Building operations or the proper and economic heating, air-conditioning, cleaning or any other services of the Building or impair the appearance of the Building.

(g) The provisions of Paragraph 4 shall survive the termination or earlier expiration of this Lease.

5. LANDLORD’S SERVICES.

(a) Landlord shall furnish seasonal air conditioning and heating from 7:00 A.M. to 6:00 P.M. on Mondays through Fridays and from 9:00 A.M. until 1:00 P.M. on Saturdays (“Business Hours”) except holidays observed by the City of Atlanta, State of Georgia, the federal government or labor unions servicing the Building (“Business Days”). As of the date of this Lease, New Year’s Day, Martin Luther King Day, Memorial Day, Independence Day, Labor Day, Thanksgiving, the

Friday after Thanksgiving and Christmas Day are holidays observed by the Building (“Holidays”). The Holidays are subject to change from time to time by Landlord. Should Tenant desire either heating or air conditioning at other times, Landlord agrees to provide same upon reasonable advance written request by Tenant, but at Tenant’s expense and at such hourly rates as may be determined from time to time by Landlord, which charge Tenant shall pay promptly upon demand by Landlord. Tenant agrees to keep and cause to be kept closed all window coverings, if any, when necessary because of the sun’s position, and Tenant also agrees at all times to cooperate fully with Landlord and to abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heating, ventilating, and air conditioning system and to comply with all laws, ordinances and regulations respecting the conservation of energy. Landlord will not be responsible for failure of the HVAC System to provide sufficient cooling if such failure results from occupancy of the Premises by more than one (1) person per two hundred (200) square feet of usable area or if Tenant shall use in excess of five (5) watts of electricity per usable square foot for lighting and power. If the occupancy rate is greater than as described in the previous sentence or if Tenant’s partitions are arranged in a way which interferes with the normal operation of the HVAC System, Landlord may elect to make changes to the HVAC System or the ducts, and the cost shall be reimbursed by Tenant to Landlord as Additional Rent within ten (10) days after demand. Tenant shall not construct partitions or other obstructions that may interfere with Landlord’s free access to mechanical installations in the Premises or interfere with the moving of Landlord’s equipment to and from such installations. Neither Tenant nor its agents, employees or contractors shall at any time enter such enclosures or tamper with, adjust, touch or otherwise affect the mechanical installations. If Tenant installs equipment which in Landlord’s opinion produces enough heat to cause comfort problems in the Building or any part thereof, or if Tenant desires a supplemental air conditioning system and Landlord has approved same, then Landlord may, at its option, either cause to be designed or permit Tenant to design a supplemental air conditioning system, subject to Landlord’s approval, and Landlord shall install such system substantially in accordance with such design. If Tenant has requested such supplemental system, Tenant shall be responsible for determining that the design of such system is adequate for its needs. Tenant agrees to pay Landlord for such equipment, design, review by Landlord’s architect and engineer, installation, metering and consumption of electricity for supplemental air conditioning. Any such system shall be maintained, at Tenant’s sole cost and expense, by a contractor approved by Landlord. Landlord shall be named as an additional beneficiary under any warranty on the supplemental air conditioning system. Landlord shall provide after hours HVAC upon request at Landlord’s then current charge.

(b) Landlord shall cause the Premises (excluding any secured areas designated by Tenant or used for the storage, preparation, service or consumption of food or beverage) to be cleaned five (5) days per week, excluding Holidays, provided that Tenant shall keep the Premises in order. Tenant shall not provide any janitorial services from independent contractors without Landlord’s prior written consent and then subject only to supervision by Landlord and by a janitorial contractor or employees at all times satisfactory to Landlord. Any such services provided by Tenant shall be at Tenant’s sole risk, cost and responsibility. Tenant shall pay the cost of removing any of Tenant’s refuse and rubbish from the Premises and the Building to the extent that the same, in any one day, exceeds the average daily amount of refuse and rubbish accumulated in the use of such Premises as offices, as described in Landlord’s cleaning contract or recommended by Landlord’s cleaning contractor. Bills rendered by Landlord shall be paid as Additional Rent within ten (10) days after demand. Tenant shall cause all portions of the Premises used for the storage, preparation, service or consumption of food or beverages to be cleaned daily in a manner reasonably satisfactory to Landlord and to be treated whenever there is evidence of any infestation. Landlord shall have no obligation to clean, repair, replace or maintain any “private” plumbing fixtures or facilities.

(c) Landlord shall furnish electric current for Building standard tenant lighting and for standard office business machinery only from electric circuits designated by Landlord for Tenant’s use. Such circuits shall be fed into one or more of the existing electrical panel(s) in the electrical closets located on the same Building floor as the Premises. Tenant’s usage of the panels on any given floor shall not exceed Tenant’s pro rata share (based on rentable square footage) of the panels’ capacity. Tenant agrees that at no time will the connected electrical load in the Premises exceed in the aggregate five (5) watts per usable square foot of the Premises. Tenant will not use any electrical equipment which, in Landlord’s reasonable opinion, will overload the wiring installations or interfere with the reasonable use thereof by other users in the Building. Tenant will not, without Landlord’s prior written consent in each instance, connect any items such as non-Building standard tenant lighting, vending equipment, printing or duplicating machines, or auxiliary air conditioners to the Building’s electrical system or make any alteration or addition to the system.

(d) Landlord shall maintain the Common Areas including, but not limited to the corridors, the windows in the Building, the mechanical, plumbing and electrical equipment serving the Building and the structure itself, in good order and condition, except for damage occasioned by the act of Tenant, its agents, servants, employees, guests of invitees, which damage shall be repaired by Landlord at Tenant’s expense.

(e) Landlord shall furnish hot and cold water for ordinary drinking, cleaning and lavatory purposes. If Tenant requires, uses or consumes water for other purposes, Tenant agrees to install and pay for the cost and maintenance of a meter or other means to measure Tenant’s water consumption. Tenant shall reimburse Landlord for the cost of all water excess consumed (including costs of generating hot water) as Additional Rent, within ten (10) days after demand.

(f) Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rent herein reserved be abated by reason of: (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing utilities and services; (ii) failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by Acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord, or by the making of repairs or improvements to the Premises or to the Building; or (iii) the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Building. No diminution or abatement of Rent or other compensation will be claimed by Tenant as a result therefrom, and no obligations of Tenant shall be affected or reduced by reason of such interruption, curtailment or suspension, and the same shall not constitute an actual or constructive eviction.

(g) Landlord shall provide elevator service to the Premises during Business Days, and subject to Subparagraph (f) above, on call at all other times.

(h) Any sums payable under this Paragraph 5 shall be considered Additional Rent and may be added to any installment of Rent thereafter becoming due and shall accrue late charges as Rent as set forth in Paragraph 16 of this Lease, and Landlord shall have the same remedies for a default in payment of such sums as for a default in the payment of Rent.

(i) Subject to the provisions of this Lease, Tenant shall have access to the Premises 24 hours per day, 7 days per week, 365 days per year. Notwithstanding anything to the contrary, it is not the intention of Landlord or Tenant for Tenant to occupy the Premises for a 24-hours per day business operation.

6. REPAIRS.

(a) Tenant shall, at its own cost and expense, keep in good repair all portions of the Premises, including but not limited to glass and plate glass doors, any special store front, interior walls and finish work, floors and floor coverings, and supplemental or special heating and air conditioning systems, and shall take good care of the Premises and its fixtures and permit no waste, except for normal wear and tear. Except as otherwise provided in this Paragraph 6, Tenant shall not be obligated to repair any Building Systems (as defined in Subparagraph 7(a)). Notwithstanding any provision to the contrary, all damage or injury to the Building, or to its fixtures and appurtenances (including Building Systems), resulting from any act or omission of, or Alterations made by Tenant or persons within Tenant’s control shall be repaired by Tenant at Tenant’s sole cost and expense to the reasonable satisfaction of Landlord if the required repairs are non-structural in nature and do not affect any Building Systems or by Landlord at Tenant’s sole cost and expense if the required repairs are structural in nature or affect any Building Systems. If Tenant shall fail, after ten (10) days notice (or such shorter period as may be required because of an emergency) to proceed with due diligence to make required repairs, the same may be made by Landlord, and the expenses incurred with interest at the Applicable Rate (as defined below), shall be paid as Additional Rent within ten (10) days after demand. Except as otherwise provided in this Subparagraph 6(a), Landlord shall not be required to make any repairs or improvements to the Premises, other than structural, mechanical or electrical repairs necessary for safety and tenantability, and such repairs shall be made during Business Hours. “Applicable Rate” shall mean the lesser of (i) three percentage points over the then current “Base Rate” announced by Citibank, N.A. or its successor (or such other term as may be used by Citibank, N.A. for the rate presently referred to as its “Base Rate”), and (ii) the maximum rate permitted by law.

(b) Landlord shall operate, maintain and make all necessary repairs to the Building Systems and the public portions of the Building in conformance with standards applicable to non-institutional, office buildings in Atlanta, except for those repairs for which Tenant is responsible pursuant to this Lease. Landlord shall use reasonable efforts to minimize interference with Tenant’s use and occupancy of the Premises in making any repairs, alterations, additions or improvements; provided, however, that Landlord shall perform such work during Business Hours. Except as expressly provided in this Lease, there shall be no allowance to Tenant for a diminution of rental value and no liability on the part of Landlord for inconvenience, annoyance or injury to business arising from Landlord, Tenant or others making, or failing to make, any repairs, alterations, additions or improvements in or to any portion of the Building or the Premises, or its fixtures, appurtenances or equipment.

7. ALTERATIONS.

(a) Tenant shall not make or permit to be made, any alterations, additions or improvements (“Alterations”) to the Premises, the Building or the Building’s systems (including but not limited to the roof, floor and wall penetrations, the HVAC system, the electrical system and the plumbing (“Building Systems”)) without the prior written consent of Landlord, which Landlord may grant in its sole reasonable discretion. In the event Landlord consents to the making of any Alterations, by Tenant, the same shall be made at Tenant’s sole cost and expense, in accordance with all applicable laws, ordinances and regulations, and all requirements of Landlord’s and Tenant’s insurance policies and only in accordance with plans and specifications approved by Landlord (except that any such requested Alterations to the Building or Building Systems shall be done by Landlord, and Tenant shall reimburse Landlord for the entire cost thereof). Any contractor or person selected by Tenant to make the same and all subcontractors must first be approved in writing by Landlord, or, the Alterations, shall be made by Landlord for Tenant’s account and Tenant shall fully reimburse Landlord for the entire cost thereof within twenty (20) days after written notification of Tenant by Landlord providing Tenant with an invoice or other request (or statement). Promptly after completion of any Alterations that are structural or affect the mechanical, electrical or plumbing systems to the Premises made by Tenant, Tenant shall supply Landlord with a set of scaled and dimensioned, reproducible mylars of “as-built” plans for such Alterations certified by Tenant’s architect or space planner. Notwithstanding the foregoing, with respect to any Alterations affecting any Building Systems, Tenant shall employ Landlord’s designated contractor, and such Alterations shall be designed by the Landlord’s engineer at Tenant’s reasonable expense. For the avoidance of doubt, the term “Alterations” does not include any Tenant Improvements as defined in Section 1(q).

(b) All Alterations erected by Tenant shall be the property of Tenant during the Term and the property of Landlord as of the Expiration Date or earlier termination of this Lease. Landlord reserves the right to require Tenant to remove Tenant’s Alterations erected and restore the Premises to their condition as of the Commencement Date, reasonable wear and tear excepted, on or before the Expiration Date or any sooner date of termination of this Lease; provided, however, that if Landlord so elects prior to termination or expiration of this Lease, such Alterations shall become the property of Landlord as of the Expiration Date or any sooner date of termination of this Lease and shall be delivered to the Landlord with the Premises. The provisions of this Paragraph 7 shall survive the Expiration Date or earlier termination of this Lease.

(c) Tenant shall pay Manager a supervisory fee equal to four (4%) percent of the cost of Alterations over $10,000.00 but less than $100,000.00 and three (3%) percent of the cost of Alterations over $100,000.00, which fee shall be paid within thirty (30) days after demand by Landlord.

8. RULES AND REGULATIONS. Tenant, its employees and agents shall comply with the Rules and Regulations attached to this Lease as Exhibit F and made a part hereof, and any amendments or additions as may be made from time to time by Landlord. Landlord shall not be responsible for the nonperformance by any other tenant or occupant of the Building of any of the Rules and Regulations. In case of any conflict or inconsistency between the provisions of this Lease and of any of the Rules and Regulations as originally or as hereinafter adopted, the provisions of this Lease shall control.

9. ACCESS BY LANDLORD.

(a) Landlord or its agents may enter the Premises at reasonable hours to exhibit same to prospective purchasers, mortgagees or, within 12 months of the Expiration Date to prospective tenants, to inspect the Premises to see that Tenant is complying with all of its obligations hereunder, to supply janitorial and other services, and to make repairs, maintenance, improvements, alterations or additions which Landlord shall deem necessary for the safety, preservation or improvement of the Building or to make repairs or modifications to any adjoining space. Landlord shall be allowed to take all material into and upon the Premises that may be required to make such repairs, improvements, alterations or additions for the benefit of Tenant without in any way being deemed or held guilty of an eviction of Tenant, and the Base Rent and other charges hereunder shall not abate while such repairs, maintenance, improvements, alterations or additions are being made. All such repairs, maintenance, improvements, alterations and additions shall be done during regular business hours, or, if any such work is at the request of Tenant to be done during any other hours, Tenant shall pay for all overtime costs. Notwithstanding anything to the contrary, Landlord shall have the right to enter the Premises at any time and without notice in the event of emergency without the same constituting an eviction, nuisance or disturbance. Landlord shall use reasonable efforts not to materially interfere with Tenant’s business operations while Landlord is performing any such repairs, maintenance, etc.

(b) Landlord shall at all times retain a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes or special security areas (designated in advance by Tenant in writing and made known to Landlord), and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises, or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portions thereof. Landlord shall also have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to erect, use and maintain scaffolding, conduits and other necessary structures in the Premises. Landlord shall use commercially reasonable efforts not to interfere with Tenant’s business operations while Landlord is in the Premises.

10. ASSIGNMENT AND SUBLETTING.

(a) Except as specifically provided herein, Tenant shall not voluntarily or involuntarily, whether by operation of law or otherwise, assign, transfer, mortgage, hypothecate or otherwise encumber this Lease or any interest herein and shall not sublet or permit the use by others of the Premises or any portion thereof without obtaining Landlord’s prior written consent, which consent Landlord shall not unreasonably withhold, deny or delay based on the factors set forth in Subparagraph 10(e) below. Landlord’s consent to one assignment, sublease, transfer or hypothecation shall not be deemed as a consent to any other or further assignment, sublease, transfer or hypothecation. Any assignment, sublease, transfer or hypothecation without Landlord’s prior written consent shall be void and shall, at Landlord’s option, constitute a default under this Lease. No acceptance by Landlord of any rent or any other sum of money from any assignee, sublessee or other category of transferee shall release Tenant from any of its obligations hereunder or be deemed to constitute Landlord’s consent to any assignment, sublease, transfer or hypothecation. Fifty percent (50%) of all cash or other proceeds that exceed the Rent in the case of a subletting or fifty percent (50%) of all cash or other proceeds of any other transfer of Tenant’s interest that exceed the Rent in this Lease shall be paid to Landlord, after deduction for reasonable expenses.

(b) Should Tenant desire to assign this Lease or sublet the Premises or any part thereof, Tenant shall give Landlord prior written notice, which notice (“Sublease or Assignment Statement”) shall specify (i) the name and business of the proposed assignee or sublessee, (ii) the amount and location of the space affected, (iii) the proposed effective date and duration of the subletting or assignment (which shall not be less than thirty (30) or more than ninety (90) days after the date of Tenant’s Sublease or Assignment Statement), and (iv) the proposed rent or other consideration to be paid to Tenant by such sublessee or assignee. Landlord shall then have a period of fifteen (15) Business Days following receipt of such notice within which to notify Tenant in writing that

Landlord elects either (1) to terminate this Lease as to the space so affected as of the date so specified by Tenant, in which event Tenant will on that date be relieved of all further obligations to pay Rent hereunder as to such space, or (2) to permit Tenant to assign or sublet such space, or (3) to withhold consent to Tenant’s assigning or subleasing such space and to continue this Lease in full force and effect as to the entire Premises and provide Tenant the grounds for such withholding of consent. If Landlord should fail to notify Tenant in writing of such election within said fifteen (15) Business Day period, Landlord shall be deemed to have withheld its consent. Any person to whom this Lease is assigned with Landlord’s consent shall be deemed without more to have assumed all of the obligations arising under this Lease from and after the date of such assignment and shall execute and deliver to Landlord, upon demand, an instrument confirming such assumption. If Tenant shall not enter into a sublease or assignment pursuant to the notice set forth in this Subparagraph 10(b) within one hundred eighty (180) days after the delivery of the said notice, then the provisions of this Subparagraph 10(b) shall again be applicable.

(c) Tenant agrees to reimburse Landlord for Landlord’s reasonable attorneys’ fees and costs incurred in connection with the processing and documentation of any request made pursuant to this Paragraph 10, not to exceed $1,000 for any single transfer. Tenant shall deliver to Landlord, within five (5) days after execution by Tenant, an original counterpart of any executed sublease or instrument of assignment, together with Tenant’s and the subtenant’s (or assignee’s) affidavit that such sublease or assignment instrument is the true and complete statement of the subletting or assignment and reflects all sums and other consideration passing between the parties. Tenant shall pay, indemnify and hold Landlord harmless from and against, any and all cost or expense (including reasonable attorneys’ fees and disbursements) and liability in connection with any compensation, commissions or charges claimed by any broker or agent with respect to any assignment or subletting.

(d) No assignment, subletting or other transfer, whether or not consented to by Landlord, shall relieve Tenant of its liability under this Lease. Upon the occurrence of a default under this Lease, if the Premises or any part thereof are then assigned or sublet, Landlord, in addition to any other remedies herein provided or provided by law, may at its option collect directly from such assignee or subtenant all Rent becoming due to Tenant under such assignment or sublease and apply such Rent against any sums due to Landlord from Tenant hereunder, and such collection shall not be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations hereunder.

(e) In the granting of Landlord’s consent, Landlord shall take into consideration any meaningful factors, including, but not limited to: (i) the relative financial strength of the proposed subtenant or assignee as compared to the Tenant; (ii) the bad business reputation and bad character of the proposed subtenant or assignee, if any; (iii) the type of business of the proposed subtenant or assignee; (iv) any increased burden on services (parking, electricity, etc.) and the Common Areas that would be imposed by the proposed subtenant or assignee; (v) (v) whether the proposed subtenant or assignee is an existing tenant or is currently in negotiations with Landlord for space within the Building unless landlord is unable to accommodate said proposed subtenant elsewhere in the Building; (vi) the amount of square footage in the Premises to be sublet or assigned; (vii) the number of subtenants or assignees already in the Premises; (viii) whether the proposed subtenant or assignee shall place any additional responsibilities on the Landlord in connection with the Americans With Disabilities Act; (ix) whether the Tenant has an existing default under its Lease; (x) whether the Landlord has comparable space available in the Building or expects to have comparable space within the next three months;(xi) intentionally omitted.

(f) For purposes of this Paragraph 10, (i) the transfer of a majority of the issued and outstanding capital stock of any corporate tenant or subtenant, or the transfer of a majority of the total interest in any partnership tenant or subtenant, or the transfer of control in any general or limited liability partnership tenant or subtenant, or the transfer of a majority of the issued and outstanding membership interests in a limited liability company tenant or subtenant, however accomplished (other than pursuant to transfers among current owners or the issuance of ownership interests to new owners made in the ordinary course of business), shall be deemed an assignment of this Lease or sublease, except that the foregoing shall be inapplicable in cases of the transfer of the outstanding capital stock of any corporate tenant through the “over-the-counter market” or through any recognized stock exchange, (ii) an agreement by any other person or entity, directly or indirectly, to assume Tenant’s obligations under this Lease shall be deemed an assignment, (iii) any person or legal representative of Tenant to whom Tenant’s interest under this Lease passes by operation of law or otherwise shall be bound by the provisions of this Paragraph 10, and (iv) a modification, amendment or extension of a sublease shall be deemed a sublease. Tenant agrees to furnish to Landlord on request at any time such information and assurances as Landlord may reasonably request that neither Tenant nor any previously permitted subtenant has violated the provisions of this Paragraph 10. The provisions of Subparagraph 10(a) shall not apply to transactions with a corporation or limited liability company into or with which Tenant is merged or consolidated or with a Person to which substantially all of Tenant’s assets are transferred (provided such merger or transfer of assets is for a good business purpose and not principally for the purpose of transferring this leasehold estate and that the assignee has a net worth at least equal to the net worth of Tenant as of the date of this Lease or, if Tenant is a general, limited or limited liability partnership, with a successor partnership, or to transactions with an entity that controls or is controlled by Tenant or is under common control with Tenant. Tenant shall notify Landlord before any such transaction is consummated and, in the case of an assignment, shall send Landlord an original written instrument in which the assignee assumes all of Tenant’s liabilities under this Lease. The term “control” as used in this Lease shall mean (i) ownership of more than 50% of the outstanding capital stock in the case of a corporation, (ii) more than 50% of the general partnership or membership interest of the partnership in the case of a general or limited liability partnership, (iii) more than 50% of the general partnership interests of limited partnership in the case of a limited partnership, and (iv) more than 50% of the membership interests of a limited liability company.

(g) If Tenant sublets any portion of the Premises pursuant to Subparagraph 10(b), Tenant shall pay to Landlord, as Additional Rent (the “Sublease Additional Rent”), a sum equal to fifty percent (50%) of any rents, additional charges and other consideration payable under the sublease to Tenant in excess of the Base Rent and Additional Rent accruing during the term of the sublease in respect of the subleased space pursuant to this Lease (including, but not limited to, sums paid for the sale or rental of Tenant’s property and Alterations less the then net unamortized or undepreciated cost thereof determined on the basis of Tenant’s federal income tax or federal information returns), after deduction for actual expenses. Such Sublease Additional Rent shall be payable as and when received by Tenant. If Tenant shall assign this Lease pursuant to Subparagraph 10(b), and Landlord’s consent is required, Tenant shall pay to Landlord, as Additional Rent, an amount equal to all sums and other consideration paid to Tenant by the assignee for or by reason of such assignment (including, but not limited to, sums paid for the sale or rental of Tenant’s property and Alterations less the then net unamortized or undepreciated cost thereof determined on the basis of Generally Accepted Accounting Principals. Such Additional Rent shall be payable as and when received by Tenant.

(h) Any sublease shall provide that, if the Lease shall expire or terminate during the term of the sublease for any reason other than condemnation or destruction by fire or other cause, or if Tenant shall surrender the Lease to Landlord during the term of the sublease, Landlord, in its sole discretion, upon written notice given to Tenant and subtenant, may elect to continue the sublease as a direct lease between Landlord and subtenant. In that event, subtenant shall attorn to Landlord, and Landlord and subtenant shall enter into a new lease on the Landlord’s then current form of lease.

11. CONDEMNATION.

(a) If any part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, Landlord shall have the right, at its option, to terminate this Lease effective as of the date possession is taken by said authority (unless all of the Premises are so taken in which case this Lease shall terminate), and shall be entitled to any and all income, rent or award and any interest thereon whatsoever which may be paid or made in connection with such public or quasi-public use or purpose. Tenant hereby assigns to Landlord its entire interest in any and all such awards, and shall have no claim against Landlord for the value of any portion of the unexpired Term. If a part of the Premises shall be so taken or appropriated, and Landlord does not elect to terminate this Lease, the Base Rent thereafter to be paid shall be reduced by an amount bearing the same ratio to the total amount of Base Rent as the rentable square feet of the Premises so taken bears to the entire Premises.

(b) If any part of the Building other than the Premises shall be so taken or appropriated, Landlord shall have the sole right, at its option, to terminate this Lease and shall be entitled to the entire award as above provided, and in such case Tenant shall likewise have no claim against Landlord for the value of any unexpired Term of this Lease.

(c) Nothing contained herein shall be deemed to deny to Tenant its right to claim from the condemning authority compensation or damages for its trade fixtures and personal property and moving expenses, provided the condemning authority makes a separate award therefor.

12. INSURANCE AND INDEMNITY.

(a) At Landlord’s expense, Landlord shall carry and maintain, or cause to be carried and maintained, at all times during the Term of this Lease, All Risk Property insurance covering the full replacement value of the Building subject to deductibles. To the extent the premium paid by Landlord for this insurance shall be increased because of Tenant’s operations or contents or improvements in the Premises, Tenant agrees to pay the excess amount of the premium upon demand by Landlord. Tenant shall not do or permit to be done any act or thing in the Premises which would invalidate or conflict with the Building’s insurance policies.

(b) At Tenant’s expense, Tenant shall carry and maintain, or cause to be carried and maintained, at all times during the Term of this Lease, All Risk Property insurance covering the full replacement value of Tenant’s alterations, improvements, betterments and contents including those made by Landlord to prepare the Premises for Tenant, with deductibles reasonably satisfactory to Landlord. Neither Landlord nor its agents shall be liable for any damage to property of Tenant or of others that has been entrusted to employees of the Building or for the loss of or damage to any property of Tenant by theft or otherwise.

(c) At Tenant’s expense, Tenant shall carry and maintain, or cause to be carried and maintained, at all times during the Term of this Lease,

commercial general liability insurance described herein (“Liability Policy”). Such Liability Policy shall include Landlord (and any other party reasonably required by Landlord) as an Additional Insured, and shall be written on an “occurrence basis” and shall include, without limitation, blanket contractual liability coverage, broad form property damage, business interruption coverage, independent contractors coverage and personal injury coverage protecting Landlord as an Additional Insured, against liability (except for liability resulting from the gross negligence or willful misconduct of Landlord) occasioned by any occurrence on or about the Premises including portions of the Building affected by Tenant’s use. Such primary Liability Policy shall be maintained in an amount not less than $1,000,000 for a single occurrence limit and $2,000,000 for an aggregate limit. In addition, Tenant shall maintain excess or umbrella liability insurance providing equally broad coverage in an amount of not less than $10,000,000.00.

(d) At Tenant’s expense, Tenant shall carry and maintain, or cause to be carried and maintained, at all times during the Term of this Lease, Workers’ Compensation and Employers’ Liability insurance with respect to all of Tenant’s employees working at the Premises and such other insurance or such additional amounts of insurance with respect to the Premises as is generally maintained by persons having similar exposures or properties similarly situated and as the Landlord shall from time to time reasonably require.

(e) The insurance required under this Paragraph 12 shall be written by insurers authorized to conduct business in Georgia who are acceptable to Landlord and have an A.M. Best Company rating of at least “A-”/VIII.

(f) Not later than ten (10) Business Days prior to the Commencement Date of the Lease, Tenant shall deliver to Landlord the policies of insurance or an insurance certificate for the policies specified above in the form attached hereto as Exhibit G (for liability and an ACORD 27 (for property)) and made a part hereof and shall thereafter furnish to Landlord, at least thirty (30) days prior to the expiration of any such policies and any renewal thereof, a new policy or certificate in lieu thereof. Each of the policies or Certificate shall contain a provision whereby the insurer agrees not to cancel, fail to renew, diminish or materially modify said insurance policy(ies) without having given Landlord, the Manager and any lessors and mortgagees specified by Landlord at least thirty (30) days prior written notice thereof. Tenant shall promptly send to Landlord a copy of all notices sent to Tenant by Tenant’s insurer.

(g) Tenant shall pay all premiums and charges for all of said policies required to be maintained hereunder, and, if Tenant shall fail to make any payment when due or carry any such policy, Landlord may, but shall not be obligated to, make such payment or carry such policy, and the amount paid by Landlord, with interest thereon (at the Applicable Rate), shall be repaid to Landlord by Tenant on demand, and all such amounts so repayable, together with such interest, shall be deemed to constitute Additional Rent hereunder. Payment by Landlord of any such premium, or the carrying by Landlord of any such policy, shall not be deemed to waive or release the default of Tenant with respect thereto.

(h) Tenant may effect the coverage required under this Paragraph 12 under blanket insurance policies covering other properties of Tenant, provided that (1) any such blanket insurance policy shall specify therein, or the insurer under such policy shall certify to Landlord, any material sublimits in such blanket policy applicable to the Premises, which sublimits shall not be less than the amounts required pursuant to this Paragraph 12; and (2) any such blanket insurance policy shall comply in all respects with the other provisions of this Paragraph 12.

(i) Subject to Subparagraph 12(j) below, Landlord and Tenant hereby waive any and all rights of recovery, claim, action, or cause of action, against the other, their affiliates, agents, officers or employees, for any loss or damage that may occur to the Premises, or any improvements thereto, or the Park of which the Premises are a part, or any reason of fire, the elements, or any other cause which is insured against under the terms of an All Risk Property insurance policy referred to in this Paragraph 12 or that is otherwise insured against under an insurance policy maintained by the party suffering such loss or damage, regardless of cause or origin, except for the gross negligence or willful misconduct of the other party hereto and/or its agents, officers, or employees, and each party covenants that no insurer shall hold any right of subrogation against such other party.

(j) Landlord shall cause each policy carried by Landlord insuring the Building against loss, damage or destruction by fire or other casualty, and Tenant shall cause each insurance policy carried by Tenant and insuring the Premises and Tenant’s Alterations, Leasehold Improvements and Tenant’s property against loss, damage or destruction by fire or other casualty, to be written in a manner so as to provide that the insurance company waives all rights of recovery by way of subrogation against Landlord, Tenant and any tenant of space in the Building in connection with any loss or damage covered by any such policy. Neither party shall be liable to the other for the amount of such loss or damage in excess of the applicable deductible, if any, caused by fire or any of the risks enumerated in its policies, provided that such waiver was obtainable at the time of such loss or damage. However, if such waiver cannot be obtained or can be obtained only by payment of an additional premium above that which is charged by companies carrying such insurance without a waiver of subrogation, then the party undertaking to obtain such waiver shall notify the other party and such other party shall have ten (10) days after such notice to agree in writing to pay the additional premium if such policy is obtainable at additional cost (in the case of Tenant, pro rata in proportion of Tenant’s rentable area to the total rentable area covered by the insurance); and if the other party does not agree or the waiver shall not be obtainable, then the provisions of this Subparagraph 12(j) shall be null and void as to the risks covered by the policy for so long as either the waiver cannot be obtained or the party in whose favor a waiver of subrogation is desired shall refuse to pay the additional premium. If the release of either Landlord or Tenant as set forth in this Subparagraph (j) shall contravene any law with respect to exculpatory agreements, the liability of the party in question shall be deemed not released, but no action or rights shall be sought or enforced against such party unless and until all rights and remedies against the other’s insurer are exhausted and the other party shall be unable to collect such insurance proceeds. The waiver of subrogation referred to in Subparagraph (i) above shall extend to the affiliates, agents and employees of each party (including, without limitation, the Manager).

(k) To the fullest extent permitted by law, Tenant shall indemnify, defend and hold harmless Indemnitees from and against all claims, damages, losses, fines, suits, costs and expenses of whatever kind incurred in connection with any such claim or proceeding brought thereon, and defense thereof (including, but not limited to attorney’s fees and expenses) arising out of or resulting from Tenant’s use of the Premises and the Common Areas, including, but not limited to, any such claims, damages, losses and expenses attributable to (1) the filing of any lien or claim for payment, or (2) any accident, injury or damage in or about the Premises during the Term or during Tenant’s occupancy of the Premises, or outside of the Premises but anywhere within or about the Park, where such accident, injury or damage results from or is claimed to have resulted from an act, omission or negligence of Tenant or persons within Tenant’s control, or (3) any breach, violation or non-performance of any covenant, condition or agreement contained in this Lease to be fulfilled by Tenant, or (4) all claims of whatever nature against the Indemnitees arising from any act, omission or negligence of Tenant or persons within Tenant’s control. Such obligation shall not be construed to negate, abridge or otherwise reduce any other right or obligation of indemnity that would otherwise exist as to any party or person described in this Paragraph 12. In any and all claims against Indemnitees by an employee of the Tenant or anyone directly or indirectly employed by Tenant or anyone for whose acts Tenant may be liable, the indemnification obligation under this Paragraph 12 shall not be limited in any way by any limitation on the amount or type of damages, compensation or benefits payable by or for the Tenant under Workers’ Compensation acts, disability benefits acts or other employee benefit acts. If any claim, action or proceeding is made pursuant to this Paragraph, Tenant, at its sole cost and expense, shall resist or defend such claim action or proceeding in the Indemnitees’ name, by attorneys Indemnitee may select.

(l) Tenant shall give notice to Landlord promptly after learning of any accident, emergency or other occurrence for which Landlord might be liable, any fire or other casualty and all damages to or defects in the Premises or the Building for the repair of which Landlord might be responsible or which constitutes Landlord’s property.

13. DAMAGE AND DESTRUCTION.

(a) If the Building should be damaged, to the extent that: (i) in Landlord’s reasonable judgment, repair would not be economically feasible; or (ii) that rebuilding or repairs cannot, in Landlord’s estimation, be completed within two hundred (200) days after the date of such damage; or (iii) if the insurance proceeds remaining after any required payments to mortgagees are insufficient to repair such damage or destruction, Landlord shall have the right, at Landlord’s option, to terminate this Lease by giving Tenant written notice of such termination within ninety (90) days after the date of such casualty, and the Rent shall be apportioned and paid to the date on which possession is relinquished or the date of such damage, whichever last occurs, and Tenant shall immediately vacate the Premises according to such notice of termination. Tenant covenants and agrees to cooperate with Landlord and any lessor or mortgagee in their efforts to collect insurance proceeds (including rent insurance proceeds) payable to such parties. Landlord shall not be liable for any delay which may arise by reason of adjustment of insurance on the part of Landlord or Tenant, or any cause beyond the reasonable control of Landlord and its contractors.

(b) If the Building should be damaged by any peril covered by the insurance to be provided by Landlord under Paragraph 12(a) above, but only to such extent that rebuilding or repairs are, in Landlord’s estimation, economically feasible and can be completed within two hundred (200) days after the date of such damage and the proceeds of such insurance, after deducting any required payments to mortgagee or lessor, are sufficient for such rebuilding or repairs, this Lease shall not terminate, and Landlord shall at its sole cost and expense thereupon proceed with reasonable diligence to rebuild and repair the Building to substantially the condition in which it existed prior to such damage, except that: (i) Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures, additions and other improvements which may have been placed in, on or about the Premises by Tenant; and (ii) Landlord may elect not to rebuild if such damage occurs during the last year of the Term, exclusive of any option to extend the Term which is unexercised at the time of such damage. If the Premises are untenantable in whole or in part following such damage, the Rent payable hereunder during the period in which the Premises are untenantable shall be reduced to such extent as may be fair and reasonable under all of the circumstances. In the event that Landlord should fail to complete such repairs and rebuilding within two hundred (200) days after the date of such damage, Tenant may, at its option, terminate this Lease by delivering written notice of termination to Landlord within thirty (30) days after the expiration of such two hundred (200) day period. Such termination shall be Tenant’s exclusive remedy. If Tenant fails to terminate this Lease within such 30-day period, Tenant shall be deemed to have waived its rights to terminate by reason of the failure of Landlord to complete such repairs and rebuilding within two hundred (200) days after the date of such damage.

(c) Notwithstanding anything herein to the contrary, in the event any mortgagee requires that the insurance proceeds be applied to the indebtedness due such mortgagee, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such mortgagee, whereupon all rights and obligations hereunder shall cease and terminate.

14. SECURITY DEPOSIT.

(a) Tenant agrees to deposit the Security Deposit with Landlord upon execution of this Lease by Tenant, which sum shall be held by Landlord, without obligation for interest, as security for the performance of Tenant’s covenants and obligations under this Lease, it being expressly understood and agreed that such Security Deposit is not an advance rental deposit or a measure of Landlord’s damages in case of Tenant’s default. Upon the occurrence of any Event of Default (as defined in the Lease) by Tenant, Landlord may, from time to time, without prejudice to any other remedy provided herein or provided by law, use such Security Deposit to the extent necessary to make good any arrears of Rent or other payments due Landlord hereunder, and any other damages, injury, expense or liability caused by such Event of Default; and Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Tenant’s failure to so restore the Security Deposit upon demand shall be deemed an Event of Default under this Lease. Although the Security Deposit shall be deemed the property of Landlord, any remaining balance of such Security Deposit shall be returned to Tenant at such time after termination of this Lease as all of Tenant’s obligations under this Lease have been fulfilled. Tenant shall not apply the Security Deposit to the last month’s installment of Rent.

(b) In the event of the sale or lease of the Building or the Park, Landlord shall have the right to transfer the Security Deposit to the purchaser or lessee, and Landlord shall be released by Tenant from all liability for the return of such Security Deposit.

(c) Tenant covenants that it will not assign or encumber the Security Deposit. In the event that any bankruptcy, insolvency, reorganization or other debtor-creditor proceedings shall be instituted by or against Tenant, its successors or assigns, or any guarantor of Tenant hereunder, the Security Deposit shall be deemed to be applied to the payment of the Base Rent and Additional Rent owed Landlord for periods prior to the institution of such proceedings, and the balance, if any, may be retained by Landlord in partial satisfaction of Landlord’s damages.

15. DEFAULTS. Each of the following events shall be deemed an “Event of Default” by Tenant under this Lease:

(a) Tenant’s failure to pay the Base Rent or any other sum due hereunder if such nonpayment continues for ten (10)or more days after the same is due and payable and after written notice, or Tenant’s default in the prompt and full performance of any other provision of this Lease and Tenant does not cure the default within thirty (30) days after written demand by Landlord that the default be cured (unless the default involves a hazardous condition, which shall be cured forthwith upon Landlord’s demand);

(b) if Tenant shall not, or shall be unable to, or shall admit in writing Tenant’s inability to, as to any obligation, pay Tenant’s debts as they become due; or if Tenant shall commence or institute any case, proceeding or other action (i) seeking relief on Tenant’s behalf as debtor, or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Tenant or Tenant’s debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (ii) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or if Tenant shall make a general assignment for the benefit of creditors; or if any case, proceeding or other action shall be commenced or instituted against Tenant (1) seeking to have an order for relief entered against Tenant as debtor or to adjudicate Tenant a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Tenant or Tenant’s debts under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, or (2) seeking appointment of a receiver, trustee, custodian or other similar official for Tenant or for all or any substantial part of Tenant’s property, which either (i) results in any such entry of an order for relief, adjudication of bankruptcy or insolvency or such an appointment or the issuance or entry of any other order having a similar effect or (ii) remains undismissed for a period of sixty (60) days; or if a trustee, receiver or other custodian shall be appointed for any substantial part of the assets of Tenant which appointment is not vacated or effectively stayed within sixty (60) days; or

(c) Intentionally omitted; or

(d) Tenant’s failure to discharge a known lien placed against the Premises or the Building within thirty (30) days after such lien or encumbrance shall have been filed.

16. REMEDIES. Landlord, in addition to any and all other rights or remedies it may have at law or in equity, shall have the option of pursuing any one or more of the following remedies upon the occurrence of any Event of Default by Tenant

(a) Landlord shall have the immediate right of reentry. Whenever Landlord terminates this Lease, it shall do so by giving Tenant written notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice with the same force and effect as though the date specified were the date herein originally fixed as the Expiration Date, and all rights of Tenant under this Lease and in and to the Premises shall expire and terminate and Tenant shall surrender the Premises to Landlord on the date specified in such notice, and if Tenant fails to so surrender, Landlord shall have the right, without notice, and with or without resort to summary dispossessory proceedings, to enter upon and take possession of the Premises and to expel or remove Tenant and its effects without being liable for prosecution or any claim for damages therefor;

(b) Landlord may terminate this Lease or terminate Tenant’s right to possession of the Premises at any time by giving written notice to that effect, and relet the Premises or any part thereof. On the giving of the notice, all of Tenant’s rights in the Premises shall terminate. Upon such termination, Tenant shall surrender and vacate the Premises in accordance with the terms of Paragraph 17, and Landlord may re-enter and take possession of the Premises and all the remaining improvements or property and eject Tenant or any of Tenant’s subtenants, assignees or other person or persons claiming any right under or through Tenant or eject some and not others or eject none. No termination under this Paragraph 16 shall release Tenant from the payment of any sum then due Landlord or from any claim for damages or Base Rent or Additional Rent or other sum previously accrued or then accruing against Tenant. Upon such termination, Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises or any part thereof, including, without limitation, broker’s commissions, expenses of cleaning and redecorating the Premises required by the reletting, reasonable attorneys’ fees actually incurred and like costs. Tenant shall also be liable immediately to Landlord for all unamortized leasing commissions and improvement allowances, if any. Reletting may be for a period shorter or longer then the remaining term of this Lease. No act by Landlord other than giving express written notice of termination to Tenant shall terminate this Lease. Landlord and Tenant hereby acknowledge that in the event of such termination, actual damages to Landlord may be difficult to ascertain and, accordingly, hereby agree that in such event, the net present value of the Base Rent due from the date of such termination to the expiration of the Term, less the fair rent value of the Premises as determined by Landlord, which determination shall be deemed conclusive, from the date of such termination until the expiration of the Term, shall thereupon by immediately due and payable to Landlord as compensation and liquidated damages for Tenant’s default and such termination and not as a penalty. Landlord’s rights pursuant to this Paragraph 16, including without limitation, Landlord’s rights to collect Base Rent and additional rent and other charges due under this Lease, shall survive any termination of the Lease, whether such termination is effected pursuant to this Paragraph 16 or otherwise. Notwithstanding anything to the contrary contained herein, Landlord and Tenant hereby expressly agree that Landlord shall have no obligation or duty to mitigate or attempt to offset any damages which are or may be suffered by Landlord as a result of any default of Tenant under the Lease. Any payment by Tenant of a sum of money less than the entire amount due Landlord at the time of such payment shall be applied to the obligations of Tenant then furthest in arrears. No endorsement or statement on any check or accompanying any payment shall be deemed an accord and satisfaction, and any payment accepted by Landlord shall be without prejudice to Landlord’s right to obtain the balance due or pursue any other remedy available to Landlord both in law and in equity. Notwithstanding anything to the contrary above, Landlord shall use reasonable efforts, in good faith, to relet the Premises and to mitigate its damages upon occurrence of any event of default by Tenant hereunder; provided however, Landlord’s failure to relet shall not be a default by Landlord, and further provided that Landlord’s efforts to relet the Premises shall not take precedence over the leasing of alternative spaces in the Building or Project.

(c) Landlord may, with or without terminating this Lease, re-enter the Premises and remove all persons and property from the Premises; such property shall be deemed to have been abandoned by Tenant and may either be removed and stored in a public warehouse or elsewhere or otherwise disposed of in Landlord’s sole and absolute discretion, all at the cost of Tenant. The parties hereby agree that Landlord shall not be liable for the loss of such property or any damages thereto. No re-entry or taking possession of the Premises by Landlord pursuant to this Paragraph 16 shall be construed as an election to terminate this Lease unless an express written notice of such intention is given to Tenant.

(d) Except as expressly provided in this Lease, Tenant hereby waives any and every form of demand and notice prescribed by statute or other law, including without limitation the notice of any election of remedies made by Landlord under this Paragraph 16, demand for payment of any rent, or demand for possession.

(e) Tenant shall and hereby agrees to pay all reasonable costs and expenses incurred by Landlord in enforcing any of the covenants and agreements of this Lease, or as a result of an action brought by Landlord against Tenant for an unlawful detainer of the Premises, and all such costs, expenses and reasonable attorneys’ fees shall, if paid by Landlord, be paid by Tenant to Landlord within thirty (30) days of Landlord’s written demand therefor, together with interest at eighteen percent (18%) per annum, but in no event in excess of the maximum lawful rate, from the date of Landlord’s payment thereof.

(f) If, at any time (i) Tenant shall consist of two (2) or more persons or (ii) Tenant’s obligations under this Lease shall have been guaranteed by any person other than Tenant or (iii) Tenant’s interest in this Lease has been assigned, the word “Tenant” as used in Subparagraph 15(b) shall be deemed to mean any one or more persons primarily or secondarily liable for Tenant’s obligations under this Lease. Any monies received by Landlord from or on behalf of Tenant during the pendency of any proceeding referred to in Subparagraph 15(b), shall be deemed paid as compensation for the use and occupancy of the Premises, but acceptance of any compensation by Landlord shall not be deemed an acceptance of Rent or a waiver on the part of Landlord of any rights under Paragraph 16.

(g) The foregoing provisions of this Paragraph 16 shall, as applicable, survive the Expiration Date or earlier termination of this Lease and shall apply to any renewal or extension of this Lease.

17. SURRENDER OF PREMISES. Unless otherwise specifically provided in this Lease, Tenant will peaceably deliver to the Landlord possession of the Premises in broom clean condition, together with all improvements, Alterations upon or belonging to the same, by whomsoever made, except as provided in Paragraph 7(b) of this Lease, in the same condition as received, or first installed, ordinary wear and tear, damage by fire, earthquake, act of God, or the elements alone excepted at the expiration or sooner termination of this Lease. Tenant shall remove all Alterations, furniture, equipment and computer and telephone cables belonging to Tenant, at Tenant’s sole cost, and Tenant shall promptly repair any damage to the Premises caused by such removal. Property not so removed shall be deemed abandoned by the Tenant, and title to the same shall thereupon pass to Landlord, and Landlord may either retain or remove same in its sole discretion. Any expense incurred by Landlord in removing or disposing of Tenant’s property or Alterations required under this Lease to be removed, as well as the cost of repairing all damage to the Building or the Premises caused by such removal, shall be reimbursed to Landlord, by Tenant, as Additional Rent, upon demand. Tenant’s obligations pursuant to this Paragraph 17 shall survive the expiration or sooner termination of this Lease.

18. HOLDING OVER. Tenant shall, at the termination of this Lease by lapse of time or otherwise, yield up immediate possession to Landlord with all repairs and maintenance required herein to be performed by Tenant completed. Should Tenant continue to hold the Premises after the expiration or earlier termination of this Lease, or after reentry by Landlord without terminating this Lease, such holding over, unless otherwise agreed to by Landlord in writing, shall constitute and be construed as a tenancy at sufferance and not a tenancy at will. Tenant shall have no right to notice under Official Code of Georgia Annotated §44-7-7 of the termination of its tenancy. Tenant shall pay monthly installments of Rent equal to one hundred and fifty percent (150%) percent of the monthly portion of Rent in effect as of the date of expiration or earlier termination, and subject to all of the other terms, charges and expenses set forth herein except any right to renew this Lease or to expand the Premises or any right to additional services. Tenant shall also be liable to Landlord for all damage which Landlord suffers because of any holding over by Tenant, and Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other tenant or prospective tenant. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend the Term except as otherwise expressly provided in a written agreement executed by both Landlord and Tenant. The provisions of this Paragraph 18 shall survive the expiration or earlier termination of this Lease.

19. BANKRUPTCY.

(a) For the purposes of the Bankruptcy Code, 11 U.S.C. §502(b)(7) all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as Rent, shall constitute Rent.

(b) If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord’s property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of Landlord and be promptly paid or delivered to Landlord.

(c) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code, shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

20. SUBSTITUTION OF PREMISES. At any time after the date of execution of this Lease, Landlord may substitute for the Premises, other premises in the Park (the “New Premises”), in which event the New Premises shall be deemed to be the Premises for all purposes under this Lease, provided: (a) the New Premises shall be similar to the Premises in area and appropriateness for the use of Tenant’s purposes; (b) if Tenant is then occupying the Premises, Landlord shall pay the expenses of moving Tenant, its property and equipment to the New Premises and such moving shall be done at a time and in such manner so as to minimize, to the extent reasonably possible, the inconvenience to Tenant; (c) Landlord shall pay the expenses for printing stationary and business cards with the address of the New Premises in an amount equal to tenants existing inventory of same; (d) Landlord shall give to Tenant not less than sixty (60) days’ prior written notice of such substitution; and (e) Landlord shall, at its sole cost, improve the New Premises with improvements substantially similar to those in the Premises; (f) the New Premises shall be Comcast cable ready.

21. SUBORDINATION; ESTOPPEL CERTIFICATES. At the option of Landlord, Tenant agrees that this Lease shall remain subject and subordinate to all present and future mortgages, deeds to secure debt or other security instruments (the “Security Deeds”) affecting the Building or the Premises, and Tenant shall promptly execute and deliver to Landlord such certificate or certificates in writing as Landlord may request, showing the subordination of the Lease to such Security Deeds, and in default of Tenant so doing, Landlord shall be and is hereby authorized and empowered to execute such certificate in the name of and as the act and deed of Tenant, this authority being hereby declared to be coupled with an interest and to be irrevocable. Tenant shall upon request from Landlord at any time and from time to time execute, acknowledge and deliver to Landlord a written statement certifying as follows: (i) that this Lease is unmodified and in full force and effect (or if there has been modification thereof, that the same is in full force and effect as modified and stating the nature thereof); (ii) that to the best of its knowledge there are no uncured defaults on the part of Landlord (or if any such default exists, the specific nature and extent thereof); (iii) the date to which any rents and other charges have been paid in advance, if any; and (iv) such other matters as Landlord may reasonably request. In the event that Tenant fails to comply with the provisions above, Tenant irrevocably appoints Landlord as its attorney-in-fact, coupled with an interest, to execute and deliver, for and in the name of Tenant, any document or instrument provided for in this Paragraph.

22. MECHANICS’ LIENS AND OTHER TAXES.

(a) Tenant shall have no authority, express or implied to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind the interests of Landlord in the Premises or to charge the Rents payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs, and each such claim shall affect and each such lien shall attach to, if at all, only the leasehold interest granted to Tenant by this instrument. Tenant covenants and agrees that it will pay or cause to be paid all sums legally due and payable by it on account of any labor performed or materials furnished in connection with any work performed on the Premises on which any lien is or can be validly and legally asserted against its Leasehold interest in the Premises or the improvements thereon and that it will save and hold Landlord harmless from any and all loss, cost or expense based on or arising out of asserted claims or liens against the leasehold estate or against the right, title and interest of the Landlord in the Premises or under the terms of this Lease. Tenant agrees to give Landlord immediate written notice if any lien or encumbrance is placed on the Premises.

(b) Tenant shall be liable for all taxes levied or assessed against personal property, furniture or fixtures placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property and if Landlord elects to pay the same or if the assessed value of Landlord’s property is increased by inclusion of personal property, furniture or fixtures placed by Tenant in the Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes.

23. QUIET ENJOYMENT. Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, upon paying the Rent herein set forth and performing its other covenants and agreements herein set forth, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord or any party claiming by, through or under Landlord, subject to the terms and provisions of this Lease.

24. CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves and may exercise the following rights without affecting Tenant’s obligations hereunder: (a) to change the name, street address, or suite numbers of the Building; (b) to install or maintain a sign or signs on the exterior of the Building; (c) to designate all sources furnishing sign painting and lettering, ice, drinking water, towels, coffee cart service and toilet supplies, lamps and bulbs used on the Premises; (d) to retain at all times pass keys to the Premises and to enter the Premises to cure any default by Tenant hereunder at Tenant’s expense; (e) to close the Building after Business Hours and on Holidays subject, however to Tenant’s right to admittance, under such reasonable regulations as Landlord may prescribe from time to time, which may include by way of example but not of limitation, that persons entering or leaving the Building identify themselves to a watchman by registration or otherwise and that said persons establish their right to enter or leave the Building; and (f) to take any and all measures, including inspections, repairs, alterations, decorations, additions and improvements to the Premises or the Building, and identifications and admittance procedures for access to the Building as may be necessary or desirable for the safety, protection, preservation or security of the Premises or the Building or the Landlord’s interests or as may be necessary or desirable in the operation of the Building. The Landlord may enter upon the Premises and may exercise any or all of the foregoing rights reserved pursuant to this Paragraph 24 without the same being construed as an unlawful entry into the Premises and without being deemed guilty of an eviction, actual or constructive, or without being deemed guilty of trespass or disturbance of the Tenant’s use or possession and without being liable in any manner to Tenant and without abatement of Rent or affecting any of Tenant’s obligations hereunder.

25. NOTICES.

(a) Except as otherwise expressly provided in this Lease, any bills, statements, consents, notices, demands or other communications required to be given under this Lease (“Notice(s)”) shall be in writing and shall be deemed to have been properly given if delivered personally or by a recognized courier, with a signed receipt, or if deposited with the United States Postal Service (or any official successor thereto) designated certified or registered mail, return receipt requested, bearing adequate postage and addressed as follows, or at such other address as has been specified by written notice delivered in accordance herewith:

If to Tenant:	(i) at Tenant’s address set forth in this Lease if given prior to Tenant’s taking possession of the Premises, or (ii) at the Building if given subsequent to Tenant’s taking possession of the Premises, or (iii) at any place where Tenant or any agent or employee of Tenant may be found if given subsequent to Tenant’s vacating, deserting, abandoning or surrendering the Premises.

With a copy to:	Andrew Fradkin General Counsel Vyyo Inc. 4015 Miranda Avenue, First Floor Palo Alto, CA 94304

If to Landlord:	CORNERS REALTY CORPORATION, INC., 522 Fifth Avenue, Ninth Floor, New York, NY 10036, Attn: Kimberly A. Adams, Vice President, with a copy to TRAMMELL CROW SERVICES, INC., 6525 The Corners Parkway, Suite 112, Norcross, GA 30092, Attn: Property Manager.

(b) Notices shall be deemed to have been rendered or given (i) on the date delivered, if delivered by hand or by a recognized courier, or (ii) on the date mailed, if mailed as provided in Subparagraph 25 (a). Notice given by counsel for either party on behalf of such party or by the Property Manager on behalf of Landlord shall be deemed valid notices if addressed and sent in accordance with the provisions of this Paragraph 25.

(c) Notwithstanding the provisions of Subparagraph 25(a), Notices requesting services for overtime periods pursuant to Paragraph 5 may be given by delivery to the Building superintendent or any other person in the Building designated by Landlord to receive such Notices, and bills may be rendered by delivering them to the Premises without the necessity of a receipt.

(d) Tenant hereby appoints as his agent to receive the service of all dispossessory or distraint proceedings and notices thereunder, and all notices required under this Lease, the person in charge of or occupying the Premises at the time; and if no person is in charge or occupying same, then such service or notice may be made by attaching the same on the main entrance to the Premises. A copy of all notices under this Lease shall also be sent to Tenant’s last address of which notice was given to Landlord in accordance with this Paragraph, if different from the Premises.

26. BROKERS AND AGENTS. Except as set forth in Section 1(o)(“Tenant’s Broker”), Tenant represents and warrants to Landlord that it has not entered into any agreement with, or otherwise had any dealings with, any broker or agent in connection with the negotiation, procurement or execution of this Lease which could form the basis of any claim by any such broker or agent for a brokerage fee or commission, finder’s fee, or any other compensation of any kind or nature in connection herewith, and Tenant shall, and hereby agrees to, indemnify, defend and hold Landlord harmless from all costs (including, but not limited to, court costs, investigation costs, and attorneys’ fees), expenses, or liability for commissions or other compensation claimed by any broker or agent with respect to this Lease which arise out of any agreement or dealings, or alleged agreement or dealings, between Tenant and any such agent or broker other than Tenant’s Broker. This provision shall survive the expiration or earlier termination of this Lease. Landlord agrees to pay to Tenant’s Broker a commission in an amount equal to the first month’s Base Rent plus four percent (4%) of the remaining aggregate rent

27. PARKING.

i.	Tenant shall have the non-exclusive use (free of charge), in common with other occupants of the Building, of spaces within which to park vehicles at a ratio of four (4) cars per one thousand (1,000) usable square feet of Premises leased, in the exterior surface parking facility provided by Landlord for use by Tenant, its employees, agents, invitees and licensees, all subject, however, to the rights given to other tenants of the Buildings, and subject to the Rules and Regulations propounded by Landlord from time to time.

ii.	Landlord reserves the right, at any time and from time to time, to close temporarily all or any portions of the parking area when in Landlord’s reasonable judgment any such closing is necessary or desirable (i) to make repairs or changes or to effect construction, (ii) to prevent the acquisition of public rights in such area, (iii) to discourage unauthorized parking, or (iv) to protect or preserve persons or property. Landlord may do such other acts in and to the parking area as in its judgment may be desirable to improve or maintain same.

iii.	Tenant agrees that it, any subtenant or licensee and their respective officers, employees, contractors and agents will park their automobiles and other vehicles only where and as permitted by Landlord. Tenant will, if and when so requested by Landlord, furnish Landlord with the license numbers of any vehicles of Tenant, any subtenant or licensee and their respective officers, employees, contractors and agents. Landlord may remove, at Tenant’s expense, any vehicles which are parked or abandoned in violation of the Rules and Regulations propounded by Landlord from time to time.

28. LANDLORD’S LIEN. In the event of a default under this Lease, Landlord shall have, in addition to any other remedies provided herein or by law, all rights and remedies under the Uniform Commercial Code, including without limitation the right to sell the property described in this Paragraph at public or private sale upon providing the notice called for by the Uniform Commercial Code, or if none is so supplied by providing thirty (30) days written notice to Tenant. Tenant hereby agrees that Landlord may record this Lease or a memorandum thereof at Landlord’s discretion. Any statutory lien for Rent is not hereby waived.

29. MISCELLANEOUS.

(i)	For the purposes of this Lease and all agreements supplemental to this Lease, unless the context otherwise requires:

(ii)	The words “hereunder” and “hereby” and words of similar import shall be construed to refer to this Lease as a whole and not to any particular Paragraph.

(iii)	Tenant’s obligations shall be construed as conditions as well as covenants, each separate and independent of any other terms of this Lease.

(iv)	Reference to Landlord as having “no liability” or being “without liability” shall mean that Tenant shall not be entitled to terminate this Lease, or to claim actual or constructive eviction, partial or total, or to receive any abatement or diminution of rent, or to be relieved in any manner of any of its other obligations hereunder, or to be compensated for loss or injury suffered or to enforce any other right or liability against Landlord under this Lease or to Tenant’s use or occupancy of the Premises.

(v)	Reference to “termination of this Lease” or “expiration of this Lease” and words of like import include expiration or sooner termination of this Lease and the Term and the estate granted or cancellation of this Lease pursuant to any of the provisions of this Lease or pursuant to law. Upon the termination of this Lease, the Term and estate granted by this Lease shall end at 11:59 p.m. on the date of termination as if such date were the Expiration Date, and neither party shall have any further obligation or liability to the other after such termination except (i) as shall be expressly provided for in this Lease, and (ii) for such obligations as by their nature under the circumstances can only be, or by the provisions of this Lease, may be performed after such termination, and, in any event, unless expressly otherwise provided in this Lease, any liability for a payment (which shall be apportioned as of such termination) which shall have accrued to or with respect to any period ending at the time of termination shall survive the termination of this Lease.

(vi)	Words and phrases used in the singular shall be deemed to include the plural and vice versa.

(vii)	The rule of “ejusdem generis” shall not be applicable to limit a general statement following or referable to an enumeration of specific matters to matters similar to the matters specifically mentioned.

(viii)	The terms, provisions, covenants and conditions contained in this Lease shall apply to, inure to the benefit of, and be binding upon the parties hereto and upon their respective heirs, legal representatives, successors and permitted assigns, except as otherwise herein expressly provided. Landlord shall have the right to assign any of its rights and obligations under this Lease. The duties and obligations of Tenant herein shall be binding upon all or any of them. The duties and obligations of Tenant shall run and extend not only to the benefit of the Landlord, as named herein, but to the following, at the option of the following or any of them: (i) any person, by, through or under which Landlord derives the right to lease the Premises; (ii) the owner of the Land; and (iii) holders of mortgage, deed to secure debt or rent assignment interests in the Premises, as their respective interests may appear; provided, however, nothing contained herein shall be construed to obligate Tenant to pay Rent to any person other than Landlord until such time as Tenant has been given written notice of either an exercise of a rent assignment or the succession of some other party to the interests of Landlord.

(ix)	The captions inserted in this Lease are for convenience only and in no way define, limit or otherwise describe the scope or intent of this Lease, or any provision hereof, or in any way affect the interpretation of this Lease.

(x)	This Lease sets forth the entire agreement between the parties and cancels all prior negotiations, arrangements, brochures, agreements, and understandings, if any, between Landlord and Tenant regarding the subject matter of this Lease. This Lease may not be altered, changed or amended (other than the Rules and Regulations) except by an instrument in writing signed by both parties hereto. Except as specifically provided in this Lease, Landlord makes no representations or warranties concerning the Building or the Park.

(xi)

All obligations of Tenant hereunder not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term, including without limitation all payment obligations with respect to Rent and all obligations concerning the condition of the Premises.

(xii)	If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the Term, then and in that event it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added as a part of this Lease a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

(xiii)	This Lease shall not be valid or binding unless and until accepted by Landlord in writing and a fully executed copy is delivered to both parties hereto.

(xiv)	Time is of the essence of this Lease and all of its provisions; provided, however, the failure of Landlord to provide Tenant with any notification regarding adjustments in Rent within the time periods prescribed in this Lease shall not relieve Tenant of its obligation to make such payments, which payments shall be made at such time as notice is subsequently given.

(xv)	Landlord shall have the right at any time, and from time to time, to amend unilaterally the provisions of this Lease if Landlord is advised by its counsel that all or any portion of the Rent paid by Tenant to Landlord hereunder is, or may be deemed to be, unrelated business taxable income within the meaning of the United States Internal Revenue Code or regulations issued thereunder, or if any other provision of this Lease shall result in an ERISA violation by Landlord, Tenant agrees that it will execute all documents necessary to effect any such amendment, provided that no such amendment shall increase Tenant’s payment obligations or other liability under this Lease or reduce Landlord’s obligations hereunder.

(xvi)

The waiver by Landlord of any breach of any term, covenant or condition herein contained shall not be deemed to be a waiver of any other term, covenant or any subsequent breach of the same or any other term, covenant or condition herein contained. The subsequent acceptance of Rent or other sums due hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular payment so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of acceptance of such payment. No covenant, term or condition of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing signed by Landlord.

(xvii)	Tenant agrees to comply with current and future restrictions of record that are applicable to the Building or Park.

(xviii)	Landlord and Tenant represent and warrant that each has the full right and authority to enter into this Lease. Each party agrees to furnish to the other, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease.

(xix)	This Lease shall create the relationship of Landlord and Tenant between the parties hereto; no estate shall pass out of Landlord. Tenant has only a usufruct, not subject to levy and sale, and not assignable by Tenant except by Landlord’s consent as specifically provided in Paragraph 10 of this Lease.

(xx)	Notwithstanding anything contained elsewhere in this Lease, Tenant shall have no claim, and hereby waives the right to any claim, against Landlord for money damages by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction required of Landlord by this Lease or applicable law. In such event, Tenant’s only remedy for any refusal, withholding or delay which is determined to be unreasonable or in contravention of this Lease or applicable law shall be an action for specific performance or an injunction to enforce any such requirement.

(xxi)	Anything contained in this Lease to the contrary notwithstanding, Tenant shall look solely to Landlord’s interest in the Building for the collection of any judgment or other judicial process requiring the payment of money by Landlord for any default or breach by Landlord under this Lease, subject, however, to the prior rights of any mortgagee, the holder of any deed to secure debt or lessor of the Park. No other assets of Landlord or any partners, shareholders, or other principals of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant’s claim.

(xxii)

This Lease shall be governed by and construed under the laws of the State of Georgia, without regard to the conflicts of laws rules of such state. Any action brought to enforce or interpret this Lease shall be brought in the court of appropriate jurisdiction in Gwinnett County, Georgia. Should any provision of this Lease require judicial interpretation, Landlord and Tenant hereby consent to the service of process and jurisdiction of the courts of the State of Georgia. The parties stipulate that the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of any rule or conclusion that a document should be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Lease and that each party had full opportunity to consult legal counsel of its choice before the execution of this Lease. If any words or phrases in this Lease are stricken out or otherwise added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that such words or phrases were stricken out or otherwise eliminated. The Tenant hereby represents that it is not entitled, directly or indirectly, to diplomatic or sovereign immunity. The provisions of this Subparagraph 29(p) shall survive the expiration or sooner termination of the Lease.

(xxiii)	Tenant agrees to pay all reasonable attorneys’ fees and expenses the Landlord incurs in enforcing any of the obligations of Tenant under this Lease or in any litigation or negotiation in which Landlord shall, without its fault, shall become involved through or on account of this Lease.

(xxiv)	Any elimination or shutting off of light, air, or view by any structure which may be erected on lands adjacent to the Building shall in no way affect this Lease and Landlord shall have no liability to Tenant with respect thereto.

(xxv)	Neither this Lease nor any memorandum of this Lease shall be recorded.

(xxvi)	Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on any matters whatsoever arising out of or in any way connected with this Lease, whether during or after the Term, or for the enforcement of any remedy under any statute, emergency or otherwise. If Landlord shall commence any summary proceeding against Tenant, Tenant will not interpose any permissive counterclaim of whatever nature in any such proceeding (unless failure to impose such counterclaim would preclude Tenant from asserting in a separate action the claim which is the subject of such counterclaim), and will not seek to consolidate such proceeding with any other action which may have been or will be brought in any other court by Tenant or Landlord.

(xxvii)	Should Landlord assign this Lease as provided for above, or should Landlord enter into a security deed or other mortgage affecting the Premises and should the holder of such deed or mortgage succeed to the interest of Landlord, Tenant shall be bound to said assignee or any such holder under all the terms, covenants and conditions of this Lease for the balance of the Term hereof remaining after such succession, and Tenant shall attorn to such succeeding party as its Landlord under this Lease promptly under any such succession. Upon any assignment or transfer of Landlord’s interest in this Lease, Landlord shall automatically be released from any liability arising under this Lease from and after the date of such assignment or transfer. Tenant agrees that should any party so succeeding to the interest of Landlord require a separate agreement of attornment regarding the matters covered by this Lease, then Tenant shall enter into such agreement, provided that the same does not materially modify any of the economic provisions of this Lease.

(xxviii)	This Lease and the obligation of Tenant to pay Rental hereunder and to perform all of the other covenants and agreements hereunder on the part of Tenant to be performed shall in no way be affected, impaired or excused because Landlord is unable to fulfill any of Landlord’s obligations under this Lease, expressly or implicitly to be performed by Landlord, or because Landlord is unable to make or is delayed in making any repairs, additions, alterations, improvements or decorations, or is unable to supply or is delayed in supplying any services, equipment or fixtures, if Landlord is prevented from or delayed in so doing by reason of acts of God, casualty, strikes or labor troubles, accident, governmental preemption in connection with an emergency, Requirements, conditions of supply and demand which have been or are affected by war or other emergency, or any other cause

(xxix)	whatsoever, whether similar or dissimilar to the foregoing, beyond Landlord’s reasonable control (“Unavoidable Delays”).

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

CORNERS REALTY CORPORATION, INC., a
Witness:		Delaware corporation, as Landlord

By:	/s/ Tara Andrews	By:	/s/ Kimberly A. Adams
	Name: Tara Andrews		Kimberly A. Adams
	Title: Vice President		Vice President

Witness:		XTEND NETWORKS, Inc., a Delaware corporation, as Tenant

By:		By:	/s/ Avner Kol
	Name:		Name: Avner Kol
	Title:		Title: VP Administration and Site Manager

EXHIBIT A

LEGAL DESCRIPTION

TRACT I

All that tract or parcel of land lying and being in Land Lot 283 of the 6th District of Gwinnett County, Georgia and being more particularly described as follows:

Beginning at a ½ inch rebar set on the southwesterly right-of-way of Woodhill Drive (80’ R/W) and its intersection with the northeasterly right-of-way of The Corners Parkway (80’ R/W); thence along said right-of-way of Woodhill Drive South 49 degrees 30 minutes 20 seconds East a distance of 55.17 feet to a point; thence continuing along said right-of-way a curve to the left an arc distance of 222.17 feet (being subtended by a chord distance of 220.30 feet a bearing of South 62 degrees 22 minutes 35 seconds East and a 493.69 foot radius) to a ½ inch rebar found; thence South 11 degrees 49 minutes 20 seconds West a distance of 246.25 feet to a ½ inch rebar-set; thence North 78 degrees 07 minutes 25 seconds West a distance of 7.55 feet to a ½ inch rebar set; thence South 11 degrees 49 minutes 20 seconds West a distance of 68.73 feet to a point; thence North 78 degrees 07 minutes 25 seconds West a distance of 2.23 feet to a point; thence South 11 degrees 20 minutes 55 seconds West a distance of 10.39 feet to a point; thence South 78 degrees 07 minutes 25 seconds East a distance of 2.13 feet to a point; thence South 11 degrees 52 minutes 35 seconds West a distance of 67.69 feet to a point; thence North 78 degrees 07 minute 25 seconds West a distance of 11.58 feet to a point; thence South 1 l degrees 52 minutes 35 seconds West a distance of 26.74 feet to a point; thence South 78 degrees 07 minutes 25 seconds East a distance of 11.58 feet to a point; thence South 11 degrees 52 minutes 35 seconds West a distance of 114.28 feet to a ½ inch rebar found; thence North 78 degrees 07 minutes 25 seconds West a distance of 322.80 feet to a point; thence South 10 degrees 32 minutes 40 seconds West a distance of 60.00 feet to a point; thence North 83 degrees 10 minutes 35 seconds West a distance of 172.58 feet to a ½ inch rebar set on the easterly right-of-way of said The Corners Parkway; thence along said right-of-way North 18 degrees 47 minutes 15 seconds West a distance of 51.21 feet to a point; thence continuing along said right-of-way a curve to the right an arc distance of 352.93 feet (being subtended by a chord distance of 338.97 feet a bearing of North 09 degrees 17 minutes 55 seconds East and a 360.06 foot radius) to a point; thence continuing along said right-of-way a curve to the right an arc distance of 156.91 feet (being subtended by a chord distance of 155.67 feet a bearing of North 49 degrees 52 minutes 15 seconds East and a 359.87 foot radius) to a point; thence continuing along said right-of-way North 62 degrees 21 minutes 25 seconds East a distance of 85.00 feet to a point; thence continuing along said right-of-way a curve to the left an arc distance of 182.42 feet (being subtended by a chord distance of 181.67 feet a bearing of North 53 degrees 23 minutes 35 seconds East and a 580.37 foot radius) to said ½ inch rebar set and the point of beginning. Said tract containing 6.8270 acres as shown on survey prepared by Pearson & Associates, Inc. dated April 13, 1999.

Legal Description

Site 3-A

TRACT II

All that tract or parcel of land lying and being in Land Lot 283 of the 6th District of Gwinnett County, Georgia and being more particularly described as follows:

Beginning at a point which marks the intersection of the southeasterly right-of-way line of Parkway Lane (80’ R/W) with the northeasterly right-of-way line of The Corners Parkway (80’ R/W); thence traveling along the southwesterly right-of-way line of said Parkway Lane along a curve to the right an arc distance of 148.09 feet (said arc being subtended by a chord bearing North 39 degrees 39 minutes 28 seconds East a chord distance of 147.87 feet and having a radius of 771.89 feet) to a point on said right-of-way line; thence continuing along said right-of-way line along a curve to the left an arc distance of 18.99 feet (said arc being subtended by a chord bearing North 35 degrees 55 minutes 08 seconds East a chord distance of 18.99 feet and having a radius of 341.02 feet) to a point on said right-of-way line; thence leaving said right-of-way line and traveling North 67 degrees 24 minutes 35 seconds East a distance of 325.73 feet to a point on the southwesterly right-of-way line of Jay Bird Alley (100’ R/W); thence traveling along the southwesterly right-of-way line of Jay Bird Alley South 34 degrees 07 minutes 28 seconds East a distance of 290.21 feet to a point on said right-of-way line; thence continuing along said right-of-way line South 33 degrees 29 minutes 06 seconds East a distance of 273.39 feet to a point on said right-of-way line; thence continuing along said right-of-way line South 33 degrees 29 minutes 06 seconds East a distance of 100.81 feet to a point on said right-of-way line; thence leaving said right-of-way line traveling South 55 degrees 23 minutes 14 seconds West a distance of 120.11 feet to a point; thence traveling along a curve to the right an arc distance of 239.59 feet (said arc being subtended by a chord bearing South 66 degrees 31 minutes 55 seconds West a chord distance of 237.45 feet and having a radius of 517.00 feet) to a point; thence traveling South 76 degrees 24 minutes 52 seconds West a distance of 294.69 feet to a point on the Easterly right-of-way line of said The Comers Parkway; thence traveling along the easterly right-of-way line of said The Corners Parkway along a curve to the left an arc distance of 594.74 feet (said arc being subtended by a chord bearing North 18 degrees 04 minutes 29 seconds West a chord distance of 557.18 feet and having a radius of 478.47 feet) to a point on said right-of-way line at its intersection of the southeasterly right-of-way line of said Parkway Lane, which point is the true point of beginning. Said tract containing 7.7102 acres as shown on that survey prepared by Pearson & Associates, Inc. dated April 9, 1999.

Legal Description

Site 3-B

TRACT II

All that tract or parcel of land lying and being in Land Lot 283 of the 6th District of Gwinnett County, Georgia and being more particularly described as follows:

Beginning at a point which marks the intersection of the southeasterly right-of-way line of Parkway Lane (80’ R/W) with the northeasterly right-of-way line of The Corners Parkway (80’ R/W); thence traveling along the northeasterly right-of-way line of said The Corners Parkway along a curve to the right an arc distance of 594.74 feet (said arc being subtended by a chord bearing South 18 degrees 04 minutes 29 seconds East a chord distance of 557.18 feet and having a radius of 478.47 feet) to a point on said right-of-way line, which point is the TRUE POINT OF BEGINNING as thus established leaving said right-of-way line and traveling North 76 degrees 24 minutes 52 seconds East a distance of 294.69 feet to a point; thence traveling along a curve to the left an arc distance of 239.59 feet (said arc being subtended by a chord bearing North 66 degrees 31 minutes 55 seconds East a chord distance of 237.45 feet and having a radius of 517.00 feet) to a point; thence traveling North 55 degrees 23 minutes 14 seconds East a distance of 120.11 feet to a point on the southwesterly right-of-way line of Jay Bird Alley (100’ R/W); thence traveling along the southwesterly right-of-way line of said Jay Bird Alley South 33 degrees 48 minutes 07 seconds East a distance of 253.67 feet to a point on said right-of-way line; thence continuing along said right-of-way line South 34 degrees 48 minutes 26 seconds East a distance of 107.03 feet to a point on said right-of-way line; thence leaving said right-of-way line and traveling South 56 degrees 08 minutes 58 seconds West a distance of 423.71 feet to a point; thence traveling South 00 degrees 26 minutes 00 seconds East a distance of 279.90 feet to a point; thence traveling North 72 degrees 51 minutes 00 seconds West a distance of 363.20 feet to a point; thence traveling North 40 degrees 07 minutes 00 seconds West a distance of 352.35 feet to a point on the easterly right-of-way line of said The Corners Parkway; thence traveling along said right-of-way line North 35 degrees 25 minutes 35 seconds East a distance of 106.73 feet to a point on said right-of-way line; thence continuing along said right-of-way line along a curve to the left an arc distance of 132.28 feet (said arc being subtended by a chord bearing North 25 degrees 27 minutes 18 seconds East a chord distance of 131.86 feet and having a radius of 475.47 feet) to a point on said right-of-way line, which point is the true point of beginning. Said tract containing 8.7309 acres as shown on that survey prepared by Pearson & Associates, Inc. dated April 9, 1999.

Legal Description

Site 3-C

TRACT II

All that tract or parcel of land lying and being in Land Lot 283 of the 6th District of Gwinnett County, Georgia and being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING, Begin at a point which marks the intersection of the southeasterly right-of-way line of Parkway Lane (80’ R/W) with the northeasterly right-of-way line of The Corners Parkway (80’ R/W); thence traveling along the southwesterly right-of-way line of said Parkway Lane along a curve to the right an arc distance of 148.09 feet (said arc being subtended by a chord bearing North 39 degrees 39 minutes 28 seconds East a chord distance of 147.87 feet and having a radius of 771.89 feet) to a point on said right-of way line; thence continuing along said right-of-way line along a curve to the left an arc distance of 18.99 feet (said arc being subtended by a chord bearing North 35 degrees 55 minutes 08 seconds East a chord distance of 18.99 feet and having a radius of 341.02 feet) to a point on said right-of-way line; which point is the TRUE POINT OF BEGINNING; from the true point of beginning as thus established continuing along the southeasterly right-of-way line of said Parkway Lane along a curve to the left an arc distance of 135.92 feet (said arc being subtended by a chord bearing North 22 degrees 54 minutes 17 seconds East a chord distance of 135.03 feet and having a radius of 341.02 feet) to a point on said right-of-way line; thence continuing along said right-of-way line North 08 degrees 59 minutes 42 seconds East a distance of 79.63 feet to a point on said right-of-way line; thence continuing along said right-of-way line along a curve to the right an arc distance of 103.08 feet (said arc being subtended by a chord bearing North 27 degrees 41 minutes 06 seconds East a chord distance of 101.90 feet and haying a radius of 195.86 feet) to a point on said right-of-way line; thence continuing along said right-of-way line along a curve to the right an arc distance of 90.28 feet (said arc being subtended by a chord bearing South 85 degrees 51 minutes 02 seconds East a chord distance of 78.51 feet and having a radius of 50.00 feet) to a point on the southwesterly right-of-way line of Jay Bird Alley (100’ R/W); thence traveling along the southwesterly right-of-way line of said Jay Bird Alley South 34 degrees 07 minutes 28 seconds East a distance of 196.24 feet to a point on said right-of-way line; thence leaving said right-of-way line and traveling South 67 degrees 24 minutes 35 seconds West a distance of 325.73 feet to a point on the southeasterly right-of-way line of said Parkway Lane, which point is the true point of beginning. Said tract containing 1.0236 acres as shown on that survey prepared by Pearson & Associates, Inc. dated April 9, 1999.

Legal Description

Site 3-D

TRACT II

All that tract or parcel of land lying and being in Land Lot 283 of the 6th District of Gwinnett County, Georgia and being more particularly described as follows:

TO FIND THE TRUE POINT OF BEGINNING, Begin at a point which marks the intersection of the southeasterly right-of-way line of Parkway Lane (80’ R/W) with the northeasterly right-of-way line of The Corners Parkway (80’ R/W); thence traveling along the northeasterly right-of-way line of said The Corners Parkway along a curve to the right an arc distance of 727.02 feet (said arc being subtended by a chord bearing South 10 degrees 09 minutes 16 seconds East a chord distance of 659.07 feet and having a radius of 478.47 feet) to a point on the easterly right-of-way line of said The Comers Parkway; thence continuing along said right-of-way line South, 35 degrees 25 minutes 35 seconds West a distance of 106.73 feet to a point on said right-of-way line; thence leaving said right-of-way line and traveling South 40 degrees 07 minutes 00 seconds East a distance of 352.35 feet to a point; thence traveling South 72 degrees 51 minutes 00 seconds East a distance of 363.20 feet to a point, which point is the TRUE POINT OF BEGINNING; from the true point of beginning as thus established traveling North 00 degrees 26 minutes 00 seconds West a distance of 279.90 feet to a point; thence traveling North 56 degrees 08 minutes 58 seconds East a distance of 423.71 feet to a point on the southwesterly right-of-way line of Jay Bird Alley (100’ R/W); thence traveling along the southwesterly right-of-way line of said Jay Bird Alley South 34 degrees 48 minutes 26 seconds East a distance of 100.00 feet to a point on said right-of-way line; thence leaving said right-of-way line and traveling South 26 degrees 52 minutes 45 seconds West a distance of 19.50 feet to a point; thence traveling South 50 degrees 27 minutes 30 seconds West a distance of 54.39 feet to a point; thence traveling South 19 degrees 40 minutes 50 seconds West a distance of 47.90 feet to a point; thence traveling South 16 degrees 30 minutes 48 seconds West a distance of 124.69 feet to a point; thence traveling South 26 degrees 20 minutes 50 seconds West a distance of 76.17 feet to a point; thence traveling South 26 degrees 18 minutes 10 seconds West a distance of 8.01 feet to a point; thence traveling South 06 degrees 39 minutes 40 seconds East a distance of 14.02 feet to a point; thence traveling South 17 degrees 28 minutes 10 seconds East a distance of 32.97 feet to a point; thence traveling South 29 degrees 15 minutes 45 seconds West a distance of 72.28 feet to a point; thence traveling South 35 degrees 04 minutes 25 seconds East a distance or 53.49 feet to a point; thence traveling South 13 degrees 17 minutes 20 seconds West a distance of 70.95 feet to a ½ inch rebar found; thence traveling North 72 degrees 51 minutes 00 seconds West a distance of 269.78 feet to a point, which point is the true point of beginning. Said tract containing 3.0855 acres as shown on that survey prepared by Pearson & Associates, Inc. dated April 9, 1999.

Legal Description

TRACT III

All that tract or parcel of land lying and being in Land Lot 283 of the 6th District of Gwinnett County, Georgia, and being more particularly described as follows:

Beginning at a ½ inch rebar set on the westerly right-of-way of Jay Bird Alley (100’ R/W) and its intersection with the easterly right-of-way of Crooked Creek Road (80’ R/W); thence along said right-of-way of Jay Bird Alley South 37 degrees 23 minutes 05 seconds East a distance of 251.20 feet to a point; thence continuing along said right-of-way South 36 degrees 32 minutes 49 seconds East a distance of 187.18 feet to a point; thence continuing along said right-of-way a curve to the right an arc distance of 78.54 feet being subtended by a chord distance of 70.71 feet a bearing of South 08 degrees 37 minutes 50 seconds West and a 60.00 foot radius) to a point on the northerly right-of-way of Parkway Lane (80’ R/W); thence along said right-of-way a curve to the left an arc distance of 174.09 feet being subtended by a chord distance of 170.30 feet a bearing of South 31 degrees 20 minutes 1 8 seconds West and a 240.00 foot radius) to a point; thence continuing along said right-of-way South 10 degrees 33 minutes 27 seconds West a distance of 101.12 feet to a point; thence continuing along said right-of-way a curve to the right an arc distance of 107.35 feet being subtended by a chord distance of 105.92 feet a bearing of South 26 degrees 48 minutes 52 seconds West and a 189.18 foot radius) to a point; thence continuing along said right-of-way South 43 degrees 04 minutes 18 seconds West a distance of 81.99 feet to a point; thence continuing along said right-of-way a curve to the left an arc distance of 67.96 feet (being subtended by a chord distance of 67.70 feet a bearing of South 34 degrees 26 minutes 27 seconds West and a 225.58 foot radius) to a ½ inch rebar set on the northerly right-of-way of The Corners Parkway (R/W varies); thence along said right-of-way North 61 degrees 30 minutes 19 seconds West a distance of 236.81 feet to a point; thence continuing along said right-of-way North 63 degrees 57 minutes 07 seconds West a distance of 72.00 feet to a point; thence continuing along said right-of-way a curve to the right an arc distance of 156.70 feet being subtended by a chord distance of 141.16 feet a bearing of North 19 degrees 03 seconds 26 minutes West and a 100.00 foot radius) to a point on said easterly right-of-way of Crooked Creek Road; thence along said right-of-way North 25 degrees 49 minutes 55 seconds East a distance of 229.04 feet to a point; thence continuing along said right-of-way North 27 degrees 46 minutes 55 seconds a distance of 212.29 feet to a point; thence continuing along said right-of-way North 29 degrees 43 minutes 55 seconds East a distance of 233.80 to said ½ inch rebar set and the point of beginning. Said tract containing 6.53 acres as shown on survey prepared by Pearson & Associates, Inc. dated April 8, 1999.

EXHIBIT B

CURRENT FLOOR PLAN

Suite 210 6625 Corners Parkway

EXHIBIT C

PLANS AND SPECIFICATIONS

To be prepared by Schneider Wright Inc. and approved by Landlord and Tenant.

EXHIBIT D

COMMENCEMENT DATE AGREEMENT

AGREEMENT made as of the              day of December, 2004, between TRAMMELL CROW SERVICES, INC., having an address at 6525 The Corners Parkway, Suite 112, Norcross, GA 30092, Attn: Ms. Stephanie McCray, as Managing Agent, and XTEND NETWORKS, as Tenant.

W I T N E S S E T H:

WHEREAS, CORNERS REALTY CORP., as Landlord and Tenant have entered into a Lease Agreement dated as of December     , 2004 (the “Lease”), pursuant to which Landlord leased to Tenant certain space in the Building known as 6625 The Corners Parkway, as more fully described in the Lease; and

WHEREAS, pursuant to the provisions of the Lease, the parties agreed to execute a written agreement confirming the Commencement Date and the Expiration Date of the Lease.

NOW, THEREFORE, Managing Agent, as agent for Landlord, and Tenant confirm that the Term of the Lease commenced on January 1, 2005, and that such date constitutes the “Commencement Date” of the Lease, and that the Term of the Lease will expire on December 31, 2010, and that such date constitutes the “Expiration Date” as such quoted terms are defined in the Lease.

IN WITNESS WHEREOF, Managing Agent and Tenant have respectively executed this Commencement Date Agreement as of the day and year first above written.

TRAMMELL CROW SERVICES, INC., as Managing Agent

By:
Property Manager

XTEND NETWORKS, INC., as Tenant

By:
Name:
Title:

EXHIBIT E

RULES AND REGULATIONS

1. The sidewalks and public portions of the Building, such as entrances, passages, courts, elevators, vestibules, stairways, corridors or halls, shall not be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises.

2. No curtains, blinds, shades, louvered openings or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises without the prior written consent of Landlord.

3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or Building or on corridor walls. Signs on entrance door or doors shall conform to Building standard signs, samples of which are on display in Landlord’s rental office. Signs on doors shall, at Tenant’s expense, be inscribed, painted or affixed for each tenant by sign makers approved by Landlord. In the event of the violation of the foregoing, Landlord may remove same without any liability and may charge the expense incurred by such removal to Tenant.

4. The sashes, sash doors, skylights, windows, heating, ventilating and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant.

5. Tenant shall not in any way deface any part of the Premises or the Building. Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder’s deadening felt shall be first affixed to the floor by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

6. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings.

7. Neither Tenant, nor any of Tenant’s agents, employees, contractors, licensees or invitees, shall at any time put up or operate fans or electrical heaters, or bring or keep upon the Premises flammable, combustible or explosive fluid, or chemical substance.

8. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written approval of Landlord and unless and until a duplicate key is delivered to Landlord. Tenant shall, upon termination of its tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

9. All moves in or out of the Premises, or the carrying in or out of any safes, freight, furniture or bulky matter of any description, must take place during the hours which Landlord or its agent may determine. Only the Building freight elevator shall be used for such purposes. Tenant will ensure that movers take necessary measures required by Landlord to protect the Building (e.g., windows, carpets, walls, doors and elevator cabs) from damage. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations or the Lease.

10. Tenant shall not place any furniture, accessories or other materials on any balconies located within or adjacent to the Premises without Landlord’s written approval in each instance.

11. Landlord shall have the right to prohibit advertising by Tenant which in Landlord’s opinion tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

12. Landlord reserves the right to exclude from the Building at all times other than business hours all persons who do not present a pass to the Building signed by Tenant. Tenant shall be responsible for all persons to whom it issues such a pass and shall be liable to Landlord for all acts of such persons.

13. The requirements of Tenant will be attended to only upon application at the management office for the Building. Building employees shall not perform any work or do anything outside of their regular duties, without the prior written consent of Landlord.

14. Canvassing, soliciting and peddling in the Building are prohibited.

15. There shall not be used in any space, or in the public halls of the Building, either by Tenant or by its jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

16. All paneling or other wood products not considered furniture shall be of fire retardant materials. Before installation of such materials, certification of the materials’ fire retardant characteristics shall be submitted to Landlord for its written approval.

17. Tenant shall not employ any persons other than the janitors retained by Landlord (who will be provided with pass-keys into the offices) for the purpose of cleaning or taking charge of the Premises. Except as may be specifically provided in this Lease, Landlord shall not be responsible to any tenant for any loss of property from the Premises, however occurring, or for any damage done to furniture or other effects of any tenant by the janitor or any of its employees.

18. No painting shall be done, nor shall any alterations be made, to any part of the Building by putting up or changing any partitions, doors or windows, nor shall there be any nailing, boring or screwing into the woodwork or walls, nor shall any connection be made to the electric wires or electric fixtures, without the consent in writing on each occasion of Landlord. No sunscreen or other films shall be applied to the interior surface of any window glass. All glass, locks and trimmings in or upon the doors and windows of the Building shall be kept whole, and when any part thereof shall be broken, the same shall be immediately replaced or repaired and put in order at Tenant’s expense under the direction and to the satisfaction of Landlord, and shall be left whole and in good repair.

19. Landlord will post on the Building directories at no charge one name only for Tenant. All additional names which Tenant shall desire put upon said directories must be submitted to Landlord, and if so approved, a charge to Tenant will be made for each additional listing.

20. Landlord reserves all vending rights (except machines in Tenant’s Premises to be used by Tenant’s employers).

21. Landlord reserves the right to modify or delete any of the foregoing Rules and Regulations and to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Premises and Landlord’s property and for the preservation of good order therein. Landlord shall not be responsible to any tenant for the non-observance, or violation, of any of these Rules and Regulations by other tenants.

22. Parking facilities supplied by Landlord shall be used by vehicles that may occupy a standard parking area only. Moreover, the use of such parking facilities shall be limited to normal business parking and shall not be used for a continuous parking of any vehicle regardless of size.

23. The smoking of any cigar, cigarette, pipe or other smoking equipment is strictly prohibited within the building.

24. Upon occupancy, Tenant shall determine the physical location for emergency evacuation of Tenant’s employees around the perimeter of the Building and shall communicate the same to Tenant’s employees.

EXHIBIT F

FORM OF INSURANCE CERTIFICATE

	THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES LISTED BELOW:		COMPANIES AFFORDING COVERAGES

	NAME AND ADDRESS OF AGENCY:		COMPANY	A

LETTER

			COMPANY	B

LETTER

FOR QUESTIONS ON THIS CERTIFICATE CONTACT:

	NAME AND ADDRESS OF INSURED:		COMPANY	C

LETTER

			COMPANY	D

LETTER

This is to certify that the insurance companies listed above have issued policies of insurance, as described below and identified by a policy number, to the insured named above, and to certify that such policies are in full force and effect at this time. This certificate of insurance does not amend, extend or alter the coverage afforded by the policies designated below.

COMPANY LETTER	TYPE OF INSURANCE	POLICY NUMBER	POLICY PERIOD	Limits of Liability in Thousands (000)
					EACH OCCURRENCE	AGGREGATE

GENERAL LIABILITY

☐  COMMERCIAL FORM

☐  PROMISES-OPERATIONS

☐  XCU

☐  PRODUCTS/COMPLETED

                OPERATIONS HAZARD

☐  CONTRACTUAL INSURANCE

☐  BROAD FORM PROPERTY DAMAGE

☐  INDEPENDENT CONTRACTORS

☐  PERSONAL INJURY

☐  OCCURRENCE FORM

				BODILY INJURY AND PROPERTY DAMAGE COMBINED		$

	AUTOMOBILE LIABILITY ☐ COMPREHENSIVE FORM ☐ OWNED ☐ HIRED ☐ NON-OWNED			BODILY INJURY AND PROPERTY DAMAGE COMBINED

	EXCESS LIABILITY ☐ FOLLOWINGFORM			BODILY INJURY AND PROPERTY DAMAGE COMBINED		$

	WORKERS COMPENSATION AND EMPLOYERS LIABILITY			☒ STATUTORY LIMITS EACH ACCIDENT DISEASE - POLICY LIMIT DISEASE - EACH EMPLOYEE

Additional Provisions: CORNERS REALTY CORPORATION, INC. and Trammell Crow Company are named as additional insureds.

Cancellation: If any of these policies are canceled or changed during the period of coverage as stated herein in such manner as to affect this certificate, THIRTY (30) days written notice of such cancellation of change will be given to the party to whom this certificate is addressed.

	NAME AND ADDRESS OF CERTIFICATE HOLDER		DATE ISSUED:

CORNERS REALTY CORPORATION, INC. c/o Trammell Crow Services, Inc. 6525 The Corners Parkway Suite 112 Norcross, GA 30092
AUTHORIZED REPRESENTATIVE

EXHIBIT G

SPECIAL STIPULATIONS

1.	Contingent Right to Terminate. Provided there has been no event of default under the lease, Tenant shall have the one-time right to terminate the Lease with thirty (30) days written notice to Landlord if and only if (i) Landlord is unable to provide cable to the Premises on or before April 1, 2005 and (ii) Tenant is unable to conduct its business operations via installation and use of the satellite dish referenced below.

2.	Satellite Dish. Tenant shall have the right, at no additional charge, to install one (1) satellite dish (not to exceed 18 inches in diameter) on the roof of the building as such equipment may be required solely for the conduct of Tenant’s business with Landlord’s reasonable approval of specifications and placement of same, provided such installation and use does not interfere with the rights of other tenants to satellite installation and use (specifically, the tenant currently known as Nextel). Tenant agrees that the right to use the roof of the Building for Tenant’s communications purposes is expressly conditioned upon such right being exercised by Tenant in such a manner as to maintain in full force and effect the warranty for the roof with respect to said installation, use, repair and removal of all such installations at Tenant’s sole cost and expense upon expiration or earlier termination of the Lease. This right is non-transferable, by assignment, subletting or otherwise, except to a Permitted Transferee or Affiliate.

Tenant acknowledges and agrees that Tenant is and shall be solely responsible and liable, at Tenant’s sole cost and expense, for the removal of all such telecommunications equipment, systems, and conduits and connections for the same installed by, for, through or under Tenant pursuant hereto, including without limitation any existing equipment and systems, and for restoration and repair of the roof of the Building and the Building upon the removal thereof at the expiration or earlier termination of the Term. Tenant agrees to and does hereby indemnify and hold Landlord harmless from and against all liability for claims, demands, liabilities, including without limitation claims for injuries to persons and/or damage to property, or both, costs and expenses (including without limitation reasonable attorneys’ fees), arising or accruing as a result of the installation, operation, use, repair and restoration relating to such telecommunications systems and equipment.

As provided in paragraph 1 above, Tenant’s installation and use of said satellite dish to conduct its communications requirements shall void Tenant’s right to terminate.

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